AMENDED AND RESTATED LEASE


                    THIS AMENDED AND RESTATED LEASE is made and entered into as of this 26th day of April, 1995 (the "Effective Date"), by and between MKB COMPANY, a Nevada Limited Liability Company, hereinafter referred to as "Landlord," and BEAU RIVAGE, a Nevada corporation, hereinafter referred to as "Tenant."

                                W I T N E S S E T H:

                    WHEREAS, Landlord is the owner in fee of that certain improved parcel of real property located at 3680 Las Vegas Boulevard South in the County of Clark, State of Nevada, more specifically described in Exhibit "A" attached hereto and by this reference made a part hereof, which real property and improvements are sometimes hereinafter referred to as the "Demised Premises;" and

                    WHEREAS, Landlord claims a non-exclusive easement for vehicular ingress and egress to and from the Demised Premises to and from Las Vegas Boulevard South over an easement area described in Exhibit "B" attached hereto (the "Easement Area"); and

                    WHEREAS, as owner of the Demised Premises, Landlord is also the successor-in-interest as Landlord under that certain lease for the Demised Premises dated July 28, 1989, in which Denny's Inc. was named as tenant (the "Original Lease"). The Original Lease is the same as that referred to in a Short Form of Lease recorded October 4, 1990 in Book No. 901004 as Document No. 00401 in the Office of the County Recorder of Clark County, Nevada; and

                    WHEREAS, Tenant is the successor-in-interest as tenant under the Original Lease; and

                    WHEREAS, Tenant now desires to utilize the Demised Premises for a totally different use than was contemplated by the Original Lease, and requires an extension of the term of the Lease to accommodate its proposed new use; and

                    WHEREAS, by reason of the foregoing, the parties have determined that it is in their mutual and best interest to totally amend and restate the Original Lease in its entirety;

                                  EXHIBIT 10(e)

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                    NOW, THEREFORE, in consideration of the rents mentioned
          herein,  and  of   the  covenants,   conditions  and   agreements
          hereinafter set forth, it is hereby agreed by and between the parties that as of the Effective Date described below, the Original Lease is hereby amended and restated in its entirety as provided below, and that the Lease as amended and restated as herein set forth shall henceforth govern the relationship of the parties as Landlord and Tenant of the Demised Premises from and after the Effective Date:

                            I.  LEASE OF DEMISED PREMISES

                    Effective April 27th, 1995 ("Effective Date"), Landlord does hereby lease and deliver unto Tenant, and Tenant does hereby take and hire from Landlord, the Demised Premises for the uses and purposes and upon the terms and conditions hereinafter set forth. Landlord claims that it has the right and easement in common with others to use the Easement Area for vehicular ingress to and egress from the Demised Premises to and from Las Vegas Boulevard South. Tenant shall have and is hereby granted the right to use such easement rights as long as Landlord has the right to use such easement or is able to utilize the same and so long as Tenant is not in default under this Lease.

                                      II.  TERM

               A. Initial Term. Commencing upon the Effective Date, the term of this Lease is extended to and shall continue until the thirty-eighth (38th) annual anniversary of the Effective Date, subject to early termination in the event of Tenant's default as hereinafter provided. For convenience, the period between the Effective Date and the end of the term shall be referred to as the Initial Term.

               B. Options for Extension of Term. Provided Tenant is not in default under this Lease both as of the date it exercises its option or on the date of commencement of the option term, Tenant shall have two (2) successive options to extend the term of this Lease for a period of twenty (20) years each. Tenant may not exercise the second option unless it has previously exercised the first option and completed the first option term without uncured default. Tenant shall exercise its option to extend this Lease by giving written notice to Landlord of Tenant's election to exercise such option no later than one (1) year prior to the end of the then current Lease term. If the option is not timely exercised, then Tenant's right to extend shall lapse and be of no further force and effect. With the exception of rent adjustments as set forth in Article III, below, the terms and conditions of this Lease shall remain in full force and effect during any extension of the Lease, except that Tenant by exercising an option to extend shall not thereby be deemed to have acquired a

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          further right to  extend the term  of this Lease.   In the  event
          that Tenant does not elect to exercise an option to extend the Lease term in the manner above stated, this Lease shall terminate and be of no further force and effect following the expiration of
          the then current  Lease term.   In  any event,  this Lease  shall
          terminate no later than the anniversary of the Effective Date in the year 2073.

                    This Lease is subject to the following matters to the extent that they affect the Demised Premises:

                    1. The title exceptions set forth in Preliminary Title Report No. 94-12-0206-RMG, Second Amen dment, issued by Nevada Title Company in Las Vegas, Nevada and dated as of March 23, 1995, a copy of which is attached hereto as Exhibit "C".

                    2. The effect of all present and future building restrictions and regulations and present and future zoning laws, ordinances, resolutions and regulations of the City of Las Vegas, the County of Clark and the State of Nevada and all present ordinances, regulations and orders of all boards, bureaus, commissions and bodies of the City and any county, state or federal agency, now having, or hereafter having acquired, jurisdiction of the Demised Premises and the use and improvement thereof.

                    3. The condition and state of repair of the Demised Premises on the Effective Date.

                         (a) All taxes (including local improvement rates), duties, assessments, special assessments, water charges and sewer rents, and any other similar impositions, accrued or unaccrued, fixed or not fixed.

                         (b) Violations of law, ordinances, rules, regulations, orders or other governmental requirements that might be disclosed by an examination and inspection or search of the Demised Premises on the Effective Date by any federal, state, county or municipal department or authority having jurisdiction.

                                     III.  RENT

               A. Rent During Initial Term. During the first year of the Initial Term, from and after the Effective Date, Tenant shall pay to Landlord as and for rent for the Demised Premises the sum of Two Hundred Twenty-Five Thousand Dollars ($225,000) per annum in equal monthly installments of Eighteen Thousand Seven Hundred Fifty Dollars ($18,750). Such monthly installments of rent shall be paid on or before the first business day of each calendar month. Rent for the period of time between the Effective Date and the first business day of the next succeeding calendar month shall be apportioned according to the number of calendar days during such period of time, if any.

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                    1.   Annual Rent Adjustments.  Commencing on the  first
          annual anniversary date of the Effective Date and thereafter on each annual anniversary of the Effective Date (the "Adjustment
          Dates"), rent shall be increased (but not decreased) as  follows:
           On each  Adjustment Date, the  Consumer Price  Index, All  Urban
          Consumers All  Items ("CPI-U")  published  by the  United  States
          Department of Labor, Bureau of Labor Statistics (the "Index") which is published for the calendar month most immediately preceding the month in which occurs the Adjustment Date (the "Extension Index") shall be compared with the Index published for
          March 1995 (the "Beginning Index").   If the Extension  Index is
          greater than both the Beginning Index and the previous Extension Index used as the case may be, the rent payable during the twelve
          (12) month period following such current Adjustment Date shall be set by multiplying the rent set forth above ($225,000 per annum) by a fraction, the numerator of which is the Extension Index and
          the denominator  of  which  is  the  Beginning  Index.    If  the
          Extension Index is not greater than both the Beginning Index  and
          the  last  previous  Extension  Index  used  to  determine   rent
          adjustments, rent shall continue in the amount then currently payable. If the Index is changed so that the Base Year differs from that used as of the date hereof the Index shall be converted in accordance with the Conversion Factor published by the United States Department of Labor, Bureau of Labor Statistics. If the Index is discontinued or revised at any time, then such other government index or computation with which it is replaced or is generally recognized as authoritative shall be used in order to obtain substantially the same rent increase result as would have been obtained if the Index had not been discontinued or revised. If publication of the Extension Index is delayed, Tenant shall continue to pay rent at the previous amount until the Extension
          Index  is  published.    At   that  time,  the  rent   adjustment
          contemplated hereby shall be made, and Tenant shall pay any additional rent then due from the Adjustment Date because of any adjustment in rent and shall also commence to pay the adjusted rent.

                    2. One-Time Specific Increase of Rent During Initial Term. For the nineteenth (19th) year of the Initial Term from and after the Effective Date, the annual rent shall be an amount equal to what the annual rent, as adjusted in the manner above specified would have been for such nineteenth (19th) year of the Initial Term pursuant to the adjustment made as provided in subsection 1 above, plus the sum of Seventy-Five Thousand Dollars ($75,000). Such rent shall continue to be payable monthly in advance in equal monthly installments.

                    3. Continued Annual Adjustments. Commencing on the nineteenth (19th) Adjustment Date and thereafter to the end of the Initial Term, annual rent, as the same shall have been increased by the Seventy-Five Thousand Dollar ($75,000) increase for the nineteenth (19th) year of the Lease term as provided above, shall continue to be adjusted in accordance with the formula set forth in subsection 1 above on each Adjustment Date during the balance of the Initial Term.

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               B.   Rent During Extension Terms.  In the event that  Tenant
          elects to exercise its option or options to extend the term of the Lease beyond the Initial Term, the Annual Rent for the first year of the extension term(s) shall be the Annual Rent during the final year of the immediately preceding term, adjusted in accordance with the formula set forth in subsection 1 above, payable monthly in advance in equal monthly installments. Thereafter, rent shall continue to be adjusted annually in accordance with the formula set forth in subsection 1 above on each annual Adjustment Date occurring during the option term or terms as the case may be.

               C. Manner of Payment. All payments of rent hereinabove provided shall be made to Landlord as the same become due in lawful money of the United States of America, at such place as hereafter may be designated by Landlord by written notice directed to Tenant from time to time. Landlord's receipt of rent by check or other form of payment shall not be satisfaction of the obligation to pay rent if the check or other form of payment is not honored or not collected.

                              IV.  RENT NET TO LANDLORD

                    It is the purpose and intent of Landlord and Tenant that all rental payable hereunder and all other sums and charges hereunder shall be absolutely net to Landlord so that this Lease shall yield to Landlord the rents specified herein during the term of this Lease, free of any charges, assessments, or impositions of any kind or nature charged, assessed, or imposed on or against the Demised Premises, and without abatement, deduction or set-off by Tenant. Landlord shall not be expected or required to pay any charge, assessment or imposition, or be under any obligation or liability hereunder for such matters. All costs, charges, expenses and obligations of any kind or nature against, or relating to the Demised Premises, or the use, occupancy, possession, operation, management, maintenance or repair thereof, which may arise or become due during the term hereof, including but not limited to taxes as hereinafter provided in Article V below, insurance, maintenance, alterations, repairs and replacements shall be paid by Tenant, and Landlord shall be indemnified and saved harmless by Tenant from and against any and all such costs, charges, expenses and obligations.

                              V.  TAXES AND ASSESSMENTS

               A. Payment of Taxes and Assessments. As part of the consideration of this Lease and in addition to the rent hereinabove provided, Tenant shall during the term hereof bear and pay to the public officers charged with the collection thereof promptly as the same becomes due, and shall indemnify and save harmless Landlord from all taxes, special and general assessments, use and occupancy taxes, rent taxes, license fees, excises, imposts and charges and all levies, general and special,

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          ordinary  and  extraordinary,  of  any  name,  nature  and   kind
          whatsoever, that  are now  or may  hereafter be  fixed,  charged, levied, assessed  or otherwise  imposed  by any  governmental  or
          public  authority  or  assessment   district  upon  the   Demised
          Premises, or any part thereof or upon buildings and other improvements and personal property at any time thereon or upon this Lease, the rent thereof or therefrom, and the estate thereby created or upon Landlord by reason of ownership of the fee
          underlying this Lease  other than Landlord's  income taxes.   The
          foregoing taxes, assessments and other charges to be paid, as aforesaid, by Tenant are hereinafter in this Lease referred to as "taxes" or "tax." For purposes of this Lease, taxes include any increase in taxes occasioned by the creation of this Lease, and the construction of improvements on the Demised Premises. Tenant further covenants and agrees that it shall pay all of said taxes at least ten (10) days before the same become delinquent, and Tenant shall obtain and deliver to Landlord at least ten (10) days before delinquency at the same place as the rent is then payable, the original or duplicate original receipts or other
          evidence of payment  satisfactory to Landlord.   It is  expressly
          understood  and  agreed,  however,  that  Tenant  shall  pay   no
          inheritance, succession or estate tax under any existing or future laws of the United States or the State of Nevada, or any other state, that may be payable by reason of the devolution by descent or testamentary disposition of Landlord's estates in said premises, and Tenant shall not pay any tax on net income payable by Landlord to the United States or the State of Nevada, or any other State, or any subdivision thereof under existing or future income tax laws.

               B.   Change in Method of  Taxation.  If  at any time  during
          the term hereof the methods of taxation in effect on the Effective Date shall be altered so that the whole or any part of the taxes commonly considered as real estate taxes now levied, assessed or imposed on real estate and the improvements thereon shall be discontinued and as a substitute therefor, or in addition thereto, taxes on the gross rents derived from the Demised Premises or any other charges of any kind or nature shall be imposed upon Landlord, and the purpose of the new tax is more closely akin to that of an ad valorem or use tax than to an income or franchise tax on Landlord's income, then all such substitute taxes, assessments, levies, impositions or charges, to the extent that they are so measured or based, shall be deemed to be included within the term "taxes" for the purposes hereof. Tenant shall pay and discharge the substitute tax or additional tax, as the case may be, upon receipt from Landlord of a statement setting forth in reasonable detail the basis on which the substitute tax constitutes a "tax" hereunder and the calculation of the amount due.

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               C.   Manner of  Assessment.   The Demised  Premises and  any
          improvements at any time thereon, if permitted by law, shall for the purpose of taxation, be assessed in the name of Landlord, and the taxes, assessments and other governmental charges thereon
          shall be paid in  the name of Landlord.   As between the  parties
          hereto, Tenant alone shall have the duty of preparing and filing any statement or report which may be required or provided by law in connection with the determination, equalization, reduction, or
          payment of  said  taxes.    Landlord  shall  not  be  responsible
          therefor or for the contents of any such statement or report prepared or filed by or on behalf of Tenant, nor shall Landlord be obligated to make, join in or become party to any protest or objection to any law, governmental act or proceeding which might impose or increase any obligation or liability upon Tenant, but in all such matters Landlord hereby irrevocably grants to Tenant and its successors in interest and assigns as the owner of the leasehold created hereby the necessary power and authority to act in the name of Landlord to the full extent permitted by law but without any cost to or liability upon Landlord. Tenant will pay and indemnify and save Landlord harmless from all charges, lien, penalties, claims and damages chargeable to or payable for or in respect of this Lease, the premises described herein, the improvements hereafter thereon, the rent thereof or therefrom, and the estate hereby created, during the term hereof, save the excepted taxes on the interest of Landlord which are not to be paid by Tenant as provided in subparagraph A above, and upon written application of Landlord, Tenant shall furnish to Landlord for inspection and for such use as may be necessary or proper for the protection of Landlord's interest in said premises, written evidence, duly certified, that any and all such claims are duly satisfied or otherwise discharged.

               D. Contest by Tenant. Tenant shall at all times have the right to contest in good faith and upon reasonable grounds in any proper proceeding prior to delinquency the validity of any tax, upon the express condition that written notice thereof shall be given to Landlord by Tenant not less than ten (10) days before any delinquency could occur and upon the further condition that such contest shall not be maintained after the aforesaid time limited for the payment by Tenant of any such obligation, unless Tenant shall have duly paid under protest the amount involved, or shall have procured and maintained a stay of all proceedings to enforce collection thereof, and also shall have provided for the payment thereof, together with all penalties, interest, costs and expenses by the deposit of a sufficient sum of money or by a good and sufficient undertaking, if required or permitted by law. Upon the giving of such undertaking, Landlord shall have no right to pay any such disputed tax or other charge until such times as the same may have been finally decided and determined to be valid and legal. Upon the aforesaid conditions Tenant in its own name or behalf, or if appropriate, in the name or behalf of Landlord, but at Tenant's sole expense and without any expense or liability to Landlord, may exercise all or any rights, remedies or defenses against or to prevent the enforcement or collection of any such

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          tax, and after  payment of  any such  tax may  claim, recover  or obtain the repayment or return of all money paid in satisfaction thereof. In the event of any such contest, within five (5) days after the final determination thereof adverse to Tenant, the amounts involved in or affected thereby, together with all penalties, interest, cost and expenses that may have accrued thereon or resulted from such action shall be fully paid and
          discharged by Tenant.   Tenant indemnifies  Landlord against  and
          agrees to hold said Landlord harmless from any damage, loss, liability or expense, including reasonable attorney's fees, accruing to Landlord by reason of any such contest.

               E. Payment of Tax by Landlord. If Tenant defaults in the payment of any of said taxes as above required, Landlord shall have the option to pay, discharge, compromise or adjust such taxes with respect to which Tenant is in default, and likewise Landlord may redeem the Demised Premises or any part thereof, or the improvements thereon, from any sale or sales made in connection with any such tax. In making such payment or redemption, Landlord's decision shall be final. Any such amount so paid by Landlord shall be repaid by Tenant to Landlord on or before the due date of the next installment of rent together with interest thereon at the rate of ten (10%) percent per annum from the date of payment by Landlord until repaid by Tenant; this provision shall not relieve Tenant from any default in the making of any payment of taxes at the time and in the manner required by this Lease.

                            VI.  USE OF DEMISED PREMISES

               A. Protection of Landlord's Title. Tenant shall not suffer or permit the Demised Premises, or any portion thereof to be used by the public, as such, without restriction or in such manner as would impair Landlord's title to the Demised Premises or its reversionary interest in the Demised Premises or any portion thereof which results in a claim or claims of adverse usage or adverse possession by the public, or of implied dedication of the Demised Premises or any portion thereof.

               B. Tenant's Rights to Use. Tenant may use the Demised Premises for any legal commercial or residential purposes as opposed to industrial purposes ("Permitted Use"). Tenant may use the Easement Area solely for purposes permitted by the easement for the Easement Area.

               C. Acceptance of Demised Premises in "As-Is" Condition. Tenant acknowledges that it is fully familiar with the condition of the Demised Premises, and Tenant hereby accepts the Demised Premises in the condition existing as of the Effective Date. Tenant further acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty as to (i) the present or future suitability of the Demised Premises for any use whatsoever; (ii) the structural integrity or condition of the present improvements on the Demised Premises; (iii) the zoning or

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          development potential  of the  Demised  Premises; (iv)  the  soil conditions thereof;  (v) the  sufficiency  of drainage  from  the
          Demised Premises; (vi) flood  hazards on or  with respect to  the
          Demised  Premises;   (vii)   ingress  and   egress   rights   and
          availability of utilities to the Demised Premises; (viii) the existence of Hazardous Substances on, adjacent or nearby to the Demised Premises; (ix) or any other matters of any kind or nature. Additionally, Tenant acknowledges it has been afforded the opportunity to make and has made its own inspection of the
          Demised  Premises,  the  condition   of  the  soil  thereof   and
          improvements thereon, the availability of access and utilities to serve the Demised Premises, the zoning and other applicable
          governmental  regulations  pertaining  thereto,  and  all   other
          matters of any kind or nature relating thereto, and based on said inspection accepts the Demised Premises AS-IS, and waives any claim of any kind of nature against Landlord relating to the condition of the Demised Premises.

               D.   Construction.

                    1. During the term of the Lease, Tenant shall have the right to demolish existing improvements on the Demised Premises and from time to time construct, reconstruct, remodel and/or demolish such improvements on the Demised Premises as Tenant may, in its sole discretion, deem necessary or advisable. Provided however, all such improvements shall be stand alone, and will not be physically integrated or incorporated into any project being built by Tenant or others on land adjoining the Demised Premises in a manner which would preclude the same being physically divided and partitioned and separated from the balance of such project without jeopardizing, compromising or adversely affecting the structural integrity of such project or the improvements on the adjoining lands, all to the effect that at the end of the term the improvements on the Demised Premises can be demolished without adversely affecting such physical structures on such adjoining lands, and so that Landlord can lawfully repossess the Demised Premises and the Easement Area and occupy and enjoy the same as a separate and stand alone parcel of land without liability of any kind or nature to owners of such adjoining lands. Provided further, prior to commencing any demolishment of existing improvements or construction of improvements in the future, Tenant shall comply with all of the following conditions or obtain Landlord's written waiver of the conditions specified in the waiver.

                         (a) Plans. Tenant shall deliver to Landlord for Landlord's reasonable approval preliminary construction plans and specifications for such improvements ("Plans").

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                              (i)  The  Plans  shall  be  prepared  by   an
               architect or engineer licensed to practice as such in Nevada reasonably approved by Landlord. The Plans shall include grading and drainage plans, soil tests, utilities, sewer and service connections, elevations, engineering calculations, structural and working drawings, locations of ingress and egress to and from public thoroughfares and the curbs,
               gutters,  driveways,  parkways,  street  lighting,   parking
               areas, storage areas, plazas, public areas and landscaping and all other items customarily required by construction lenders to be included in plans and specification for similar projects located in Clark County, Nevada.

                              (ii) Landlord  shall   have  the   right   to
               disapprove the Plans only if the same disclose that the improvements will be used for a non-Permitted Use or that the improvements contemplated by such Plans are not stand alone and will be physically integrated or incorporated into any project being built by Tenant or others on land adjoining the Demised Premises in a manner which would preclude the same being physically divided and partitioned and separated from the balance of such project without jeopardizing, compromising, or adversely affecting the structural integrity of such project or the improvements on the adjoining lands, all to the effect that at the end of the term the improvements on the Demised Premises can be demolished without adversely affecting such physical structures on such adjoining lands, and so that Landlord can lawfully repossess the Demised Premises and the Easement Area and occupy and enjoy the same as a separate and stand alone parcel of land without liability of any kind or nature to owners of such adjoining lands.

                              (iii) Landlord shall have a period of twenty-five (25) days after Landlord's receipt of the Plans within which to notify Tenant of its approval or disapproval thereof. Landlord's failure to timely disapprove shall be deemed approval, but such approval shall not diminish Tenant's obligation to make such improvements severable from any project on adjoining lands so that the same can be demolished without adversely affecting the physical structures on the adjoining lands as provided in (ii) above. If Landlord disapproves the Plans, Landlord will set forth the grounds therefor and will specify all items which must be corrected, revised or changed. Within fifteen (15) days after receipt of Landlord's notice of disapproval, Tenant shall submit revised Plans corrected to satisfy those items reasonably disapproved by Landlord. If the Plans have been corrected to meet Landlord's reasonable objections, Landlord will approve the resubmitted Plans within ten (10) days after the receipt thereof. If the items previously disapproved by Landlord have not been corrected to Landlord's reasonable satisfaction, Tenant shall correct and resubmit the Plans and Landlord shall approve or disapprove the same within the time frames set forth above in this subsection (iii).

                              (iv) Once approved  by  Landlord,  the  Plans
               shall be the plans utilized by Tenant in the construction of the improvements and no material, substantial, or significant changes or modifications may be made to the
               Plans, and no changes of any kind may be made to the architecture, engineering or location of the improvements which would preclude the same being physically divided and partitioned and separated from structures located in adjacent land without jeopardizing, compromising or adversely affecting the structural integrity of the improvements on the adjacent land so that at the end of the term of this Lease the improvements on the Demised Premises can be demolished without adversely affecting such physical structures on such adjoining lands as provided in subparagraph (ii) above, except with the prior written approval of Landlord.

                         (b) Changes in the Plans. The approval or disapproval of any changes in the Plans after their original approval by Landlord shall be within Landlord's reasonable judgment based on the criteria set forth in subparagraph (a)(ii) above. Approval or disapproval shall be communicated in the manner provided herein for notices, and disapproval shall be accompanied by specification of the grounds for disapproval. Following Landlord's first or any subsequent disapproval, Tenant shall continue to construct the improvements only in accordance with the Plans as previously approved by Landlord until such time as the Plans have been revised to correct Landlord's objections and the revised Plans approved by Landlord.

                         (c) Bond. If at the time of commencement of the construction of any improvements on the Demised Premises the cost thereof exceeds Two Hundred Thousand Dollars ($200,000), adjusted annually for any increase in the Index, and both (i) the Tangible Net Worth of Tenant is less than Two Hundred Million Dollars ($200,000,000) and (ii) the MRI Guarantee described in
          Article XIV below has been withdrawn, then prior to and as a condition precedent to commencement of the construction of such improvements, Tenant shall deliver to Landlord a performance bond and lien and completion bond issued by a reputable bonding company authorized to do business in Nevada, in an amount equal to one hundred percent (100%) of the cost of construction of the improvements based on the contracts for same naming Landlord as beneficiary.

                         (d)  Building  Permit.    If  Tenant  desires  to
          construct the improvements, Tenant shall at its own cost and expense (i) cause the Plans, or such appropriate parts thereof as may be necessary, to be filed with the appropriate governmental agencies ("Building Department") and (ii) as a condition to commencing any phase of construction for which a permit is necessary, obtain such permits. After such permit or permits are issued based upon the Plans theretofore approved by Landlord, if Tenant desires to proceed with construction, then Tenant shall, at Tenant's sole cost and expense, proceed with diligence and continuity to construct the improvements in accordance with the Plans and the requirements of all applicable governmental agencies. Landlord agrees, if requested by Tenant, to join in any request for authorization or application in connection with Tenant's construction of the improvements on the Demised Premises or conducting business thereon at no cost to Landlord. Tenant may deliver working drawings and plans to any governmental body or institutional lender in connection with its application for a building permit or other permits provided that the same are simultaneously delivered to Landlord for approval as herein provided.

                         (e) Notice of Nonresponsibility. Landlord shall, at any and all times during the term of the Lease, have the right to post and maintain on the Demised Premises and to record as required by law any notice or notices of nonresponsibility provided for by the mechanic's lien laws of the State of Nevada. Tenant shall give Landlord written notice of commencement of any work of improvement on the Demised Premises not later than fifteen (15) days prior to the commencement of such work so that Landlord may post appropriate notices of nonresponsibility.

                         (f)  Compliance  With  Law   and  Quality.    The
          improvements shall be constructed, and all work performed on the Demised Premises, including the Construction Work, in accordance with the Plans, and all valid laws, ordinances, regulations, and orders of all federal, state, county, or local governmental agencies or entities having jurisdiction over the Demised Premises and the improvements. Any improvement erected on the Demised Premises, shall be deemed to have been constructed in full compliance with all valid laws, ordinances, regulations, and orders in force at the time when: (i) as to the improvements (exclusive of interior tenant improvements) such portion of the improvements have been approved in writing by the governmental agencies or entities with jurisdiction over same, and (ii) as to the interior tenant improvements, when a final Certificate of Occupancy (or such other equivalent certificate or permit has been obtained) entitling Tenant and subtenants to occupy and use the improvements has been duly issued by proper governmental agencies or entities. All work performed on the Demised Premises pursuant to this Lease, or authorized by this Lease, shall be done in a good workmanlike manner and only with materials of good quality and high standard.

                         (g)  Inspection.  Landlord shall have the right to
          inspect the Demised Premises and/or improvements in relation to the construction work to determine whether the work has been or is being performed in accordance with the approved Plans so that nothing is being done which would prevent or make more difficult or costly the physical severance, partition, and separation of such improvements from structures located on adjacent land without jeopardizing, compromising or adversely affecting the structural integrity of the improvements on the adjacent land, so that at the end of the lease term the improvements on the Demised Premises can be demolished without adversely affecting the physical structures on such adjoining land as provided in subparagraph (a)(ii) above. Such inspections shall be made at reasonable times during normal business hours, upon reasonable prior notice to Tenant. Landlord's inspections shall not unreasonably interfere with the progress of such Construction Work. Landlord agrees to indemnify and hold Tenant harmless from and against any loss, cost, expense, damages, liability or causes of action for bodily injury, death or property damage arising from or in any way related to Landlord's inspections of the Demised Premises. This paragraph shall in no way control any right of governmental inspection necessary and permitted under applicable codes and ordinances. Landlord shall, within five (5) business days after the receipt thereof, furnish to Tenant a copy of all inspection reports, or other writings, from Landlord's architects, engineers and/or designated inspector including, without limitation, all reports and writings setting forth any deficiency, omission or other respect in which construction does not accord with the Plans. Unless Tenant disputes the matters set forth in any such report or other writing, Tenant shall take the immediate steps necessary to cause corrections to be made as to any such deficiencies, omissions or otherwise. If Tenant disputes the need for any correction, Tenant shall so notify Landlord within five (5) business days after receipt of written notice from Landlord setting forth the correction allegedly required. Within five (5) business days after the receipt by Landlord of Tenant's notice disputing any need for correction, Landlord shall designate an independent architect licensed in the State of Nevada to conduct an inspection of the improvements, which architect shall be subject to the prior written approval of Tenant. The determination of such third party independent architect that correction of a deficiency or omission is required shall control, and Tenant shall promptly correct any such deficiencies or omissions. Tenant shall, after the initial receipt from Landlord of written notice that correction is required, attempt to isolate the area or portion of the construction work allegedly requiring correction and shall continue construction, to the extent possible, of all other areas of the improvements. If Tenant is required to discontinue construction pending resolution by the third party independent architect of the need for correction, and if such architect determines that no corrective measures are necessary, then Tenant shall be entitled to complete the work as soon as reasonably possible if it chooses to do so. Provided however, nothing in this Lease shall require Tenant to construct any improvements on the Demises Premises or complete the construction of improvements which has been commenced, so long as Tenant maintains the Demised Premises in accordance with applicable law.

                         (h) Insurance. Prior to and as a condition precedent to the commencement of the Construction Work, Tenant shall acquire and maintain general public liability insurance as elsewhere provided in this Lease with course of construction coverage. Tenant shall also acquire and maintain and/or cause its architect to maintain errors and omissions insurance with respect to the construction of the improvements and, in addition, worker's compensation insurance with respect to all parties who may have claims which could arise from the construction and equipping of the improvements. Landlord shall be named as a co-insured in such liability policies. Such insurance policy or policies provided for in this paragraph shall provide that the insurer waives its right of subrogation against Landlord, and that no cancellation thereof or material change in such insurance shall be made unless Landlord shall have been first given thirty
          (30) days' prior written notice thereof. Tenant shall furnish Landlord a certificate of insurance for each policy required hereunder, setting forth the limits of liability, the type of coverage, the name of the carrier, the policy number and the period of coverage.

                         (i) Tenant's Construction Indemnity. Tenant hereby assumes entire responsibility and liability for any and all damages or injury of any kind or nature whatever to all persons, whether employees or otherwise, and to all property, arising from the conduct of the construction work on the Demised Premises or on adjacent property or on surrounding or nearby public streets, and shall indemnify and hold harmless Landlord, and its agents, servants and employees from and against any and all loss, costs and expenses, including reasonable attorneys' fees, damages or injury, incurred or suffered by Landlord or the Demised Premises and arising from or occurring in connection with the construction work.

                         (j) As-Built Plans. Promptly after completion of construction of the improvements, Tenant shall deliver to Landlord a copy of the as-built plans and specifications used in connection with the building of the improvements as well as copies of all operating manuals furnished by equipment suppliers.

                         (k) Right to Alter. Tenant shall have the right at any time and from time to time during the term of this Lease to make, at its sole cost and expense, changes, modifications, restorations and alterations in or to the improvements or to any new improvements constructed hereunder. Such changes, modifications, restorations or alterations are subject, however, in all cases to the following:

                              (i) No change, modification, restoration or alteration shall be undertaken until Tenant shall have procured and paid for, so far as the same may be required from time to time, the permits and authorizations required for work from all municipal departments and governmental subdivisions having jurisdiction. Landlord shall join in the application for such permits or authorizations whenever such action is necessary, but at no cost to Landlord.

                              (ii) No change, modification, restoration  or
               alteration involving the structure of the improvements, the exterior of the improvements, the Landscape Plan, the Site Plan and the Scope of Development, the hardscape or the softscape or the public areas of the buildings of an estimated cost of more than Two Hundred Thousand Dollars ($200,000) ("Minimum Amount") (except for normal repairs determined in accordance with generally accepted accounting principles) shall be commenced unless and until Tenant shall have submitted to Landlord, and obtained Landlord's consent to and approval of, detailed plans, specifications and cost estimates therefor for the limited purposes as provided in subparagraph (a)(ii) above and in the same manner as provided for in the original construction of such improvements. The Minimum Amount shall be adjusted annually as of the first day of January of each calendar year by any increase in the Index from the previous January 1. In no event shall this subparagraph (ii) apply to interior tenant improvements that do not involve structural matters.

                              (iii)     No      change,       modification,
               restoration or alteration shall change the exterior architecture or engineering of the improvements or the use of the improvements for any use other than the Permitted Uses or the severability of the improvements from the balance of any project on adjoining land without Landlord's prior written consent.

                              (iv) Any  demolition,  change,  modification,
               restoration or alteration shall be made in compliance with all applicable permits and authorizations and building and zoning laws and with all other laws, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments, departments, commissions, boards and officers and in accordance with the rules and regulations of the National Board of Fire Underwriters and other similar bodies then in effect.

                              (v) The cost of any such demolition, change, modification, restoration or alteration shall be promptly paid or caused to be paid by Tenant, so that the Demised Premises shall at all times be free of liens for services performed, labor and material supplied, or claimed to have been supplied to the Demised Premises, subject, however, to Tenant's right to contest and bond.

                              (vi) Worker's     compensation     insurance,
               covering all persons employed in connection with the work, and with respect to whom death or bodily injury claims could be asserted against Landlord, Tenant or the Premises, shall be maintained by Tenant at Tenant's sole cost and expense at all times when any construction work is in process in connection with any change, modification, restoration or alteration. In addition thereto, Tenant shall obtain appropriate endorsements to the liability insurance policy required to be carried under this Lease (if not already in existence) covering any loss or damage arising out of such change, modification, restoration or alteration. All such insurance shall be carried with a company or companies rated Class A or better by recognized rating organizations and all policies or certificates therefor issued by the respective insurers, bearing notations evidencing the payment of premiums or accompanied by other evidence satisfactory to Landlord of such payment, shall be delivered to Landlord. All such insurance shall contain an appropriate waiver of subrogation in favor of Landlord.

                    2. Tenant shall pay all costs for construction done by it or caused to be done by it on the Demised Premises. Tenant shall keep the fee title to the Demised Premises free and clear of all mechanics' liens resulting from construction done by or for Tenant; provided, however, that Tenant shall have the right to contest mechanics' liens upon the posting of surety bonds for release of such liens, pursuant to the provisions of Chapter 108 of Nevada Revised Statutes. Landlord shall not have any responsibility of any kind to maintain the Demised Premises.

               E.   Maintenance.

                    1. Maintenance by Tenant. Throughout the term of this Lease, Tenant, at its sole cost and expense, will take good care of the Demised Premises and the improvements and appurtenances thereto and every part of and portion thereof and any sidewalks, parking lots, garages, driveways, walls, gardens, sprinkler systems, curbs and vaults adjoining and/or appurtenant to the Demised Premises and improvements and will keep the same in good order and condition, and will make all necessary repairs thereto, interior and exterior, structural and non-structural, ordinary and extraordinary, and unforeseen and foreseen, all to the effect that the Demised Premises and improvements shall throughout the term of this Lease be maintained in accordance with applicable law and so that Landlord shall have no responsibility whatsoever for compliance with any orders of applicable authority with respect to the condition of the Demised Premises. To the foregoing ends, at all times during the term of the Lease, Tenant, at Tenant's own cost and expense, shall:

                         (a) Make all alterations, additions, or repairs to the Demised Premises and/or the improvements required by the terms of any applicable law, ordinance, statute, order, or regulation now or hereafter made or issued by any federal, state, county or city or other governmental agency, entity, board or other division thereof;

                         (b) Observe and comply with all applicable laws, ordinances, statutes, orders, and regulations now or hereafter made or issued respecting the Demised Premises and/or the improvements by any federal, state, county, city or any other governmental agency, entity, board or division thereof;

                         (c) Indemnify and hold Landlord and the Demised Premises free and harmless from any and all liability, costs, damages, fines, penalties, claims, and actions resulting from Tenant's failure to comply with and perform the requirements of this subsection 1.

                    2.   No Duties  on Landlord.   Landlord shall  not  be
          required to furnish any services or facilities whatsoever or to make any repairs or alterations in or to the Demised Premises or the improvements. Tenant hereby assumes the full and sole responsibility for the condition, operation, repair, replacement, maintenance, development and management of the Demised Premises and the improvements throughout the entire term of this Lease. Tenant accepts the Demised Premises in its condition existing as of the date of this Lease and acknowledges that Landlord has not made any representation or warranty as to the present suitability or future suitability of the Land for the proposed development of the improvements or for the conduct of Tenant's business on the Demised Premises. The foregoing obligations shall include, but shall not be limited to, the duty of Tenant to obtain and maintain at Tenant's sole cost and expense any Certificate of Occupancy with respect to the Demised Premises which may at any time be required by any governmental agency having jurisdiction thereof. Landlord shall, at Tenant's expense, join in any application or request for such Certificate of Occupancy, if such joinder is required under applicable law, but without liability or cost to Landlord.

               F. Compliance With Underwriter's Requirements. Throughout the term of this Lease, Tenant, at its sole cost and expense, will promptly comply with all orders, rules and regulations of the National Board of Fire Underwriters, Nevada Board of Fire Underwriters, the Nevada Fire Insurance Rating Organization or any other body exercising similar functions, relating to the Demised Premises and/or adjoining sidewalks, curbs or vaults, or which may be required for maintenance of insurance policies herein required at normal premiums, whether or not such law, ordinance, order, rule, regulation or requirement shall necessitate structural changes or improvements or interfere with the use and enjoyment of the Demised Premises.

                                 VII.  HOLDING OVER

                    At the expiration of the term of the Lease or sooner termination hereof Tenant agrees to peaceably quit and surrender possession of the Demised Premises. In the event that Tenant shall occupy the Demised Premises after the date of the expiration of the term of this Lease, or any extension hereof, such possession shall be construed to be a tenancy only from month to month, and Tenant agrees to pay as rent the aggregate of
          (i) the monthly rental for the last year of the expired term plus
          (ii) an amount equal to one-half (1/2) of the amount provided  in
          (i) as above stated for each month or fraction thereof as Tenant may hold over. Nothing herein shall imply any right of Tenant to hold over. Thus, for example, if the rent for the last month of the term is Twenty-Five Thousand Dollars ($25,000), Tenant shall pay the sum of Thirty-Seven Thousand Five Hundred Dollars ($37,500) per month as rent for each month or fraction thereof as Tenant may hold over.

                                  VIII.  UTILITIES

                    Tenant does hereby agree and promise to pay to said Landlord the rent reserved in the manner herein specified and Tenant further agrees to pay, before delinquency, all costs for utilities used on the Demised Premises by Tenant during said term. Landlord shall not be liable for any interruption in utility service, and no interruption of utility service shall entitle Tenant to rent abatement.

                                   IX.  INSURANCE

               A. Requirement to Maintain Insurance. Tenant shall, during the entire term of the Lease, at its sole expense, keep in force a policy or policies of comprehensive broad form general public liability insurance insuring Tenant and Landlord against liability for death, bodily injury or property damage occurring on or caused by the use or occupancy of the Demised Premises, providing protection of at least $5,000,000 combined single limit for bodily injury and property damage.

               B.   Fire and Casualty Insurance.

                    1. If Landlord shall not theretofore have been paid the Restaurant Reconstruction Fee and the Demolition Fee, then Tenant, at its sole cost and expense, shall keep all improvements located on the Demised Premises insured for the mutual benefit of Landlord and Tenant during the term of this Lease, against loss or damage by fire and against loss or damage by other risks now or hereafter embraced by the broadest form of "Extended Coverage" endorsement available in the State of Nevada, and against such other risks as are commonly insured by operators of similar improvements, in an amount not less than the aggregate of (i) if Tenant has theretofore constructed improvements on the Demised Premises other than a sign and roadway, then an amount sufficient to cover the cost of demolition of such improvements and the cost to regrade and restore the Demised Premises to a level building pad ready to receive new improvements, and (ii) the amount of the Restaurant Reconstruction Fee described in Article XI below.

                    2. If Tenant commits, permits, or causes the conduct of any activity or the bringing or operation of any equipment on or about the Demised Premises which creates an increased risk which activity or operation can be separately insured, Tenant shall procure and maintain in force, during such activity or operation, insurance, if available, sufficient to cover the risks represented thereby. Tenant shall procure and maintain in force other insurance, in amounts from time to time reasonably required by Landlord, against other insurable risks, if and to the extent such risks are commonly insured against by other tenants of premises similarly situated and containing comparable improvements.

               C. Waiver of Subrogation. Each party ("insured") hereby waives its entire right to recovery against the other party and the other party's officers, directors, agents, representatives, employees, successors and assigns with respect to any loss or damage, including consequential damage to the insured's property caused or occasioned by any peril (including negligent acts) which is actually covered by any policy or policies of insurance required to be carried by the insured under this Lease and agrees to obtain a similar waiver of subrogation from its carriers in connection with such insurance.

               D. Policy Requirements. Each policy of liability insurance required to be maintained by Tenant pursuant to this
          Article IX shall expressly name Landlord and Tenant as insured and shall include as additionally named assured or assureds, such other persons, firms or corporations designated by Landlord or Tenant and having an insurable interest thereunder (such as Landlord's or Tenant's mortgagees), as their respective interests may appear. Each such policy to be maintained by Tenant pursuant to this Article IX shall be deemed to be primary and noncontributing with any policy of similar insurance maintained by Landlord. The insurance required by this Lease shall be carried only with responsible insurance companies reasonably satisfactory to Landlord and its lender, if any, licensed to do business in Nevada rated A by Best's Insurance Rating Service or similarly nationally known rating service. All such policies shall be nonassessable and shall contain language to the effect that (1) any loss shall be payable notwithstanding any act or negligence of Landlord that might otherwise result in a forfeiture of the insurance, (2) the insurer waives the right of subrogation against Landlord and against Landlord's agents and representatives, (3) the policies are primary and noncontributing with any insurance that may be carried by Landlord, and (4) the policies cannot be canceled or materially changed except after thirty (30) days' notice by the insurer to Landlord. At the expiration of the term of this Lease, in the event Tenant is able to assign to Landlord its right, title, and interest in insurance required to be maintained hereunder, and Landlord requests such assignment, Landlord shall reimburse Tenant pro rata for all prepaid premiums on such insurance. Tenant may effect for its own account any insurance not required under the Lease.

               E. Failure to Maintain Insurance. If Tenant fails or refuses to procure or to maintain insurance as required by this Lease or fails or refuses to furnish Landlord with required proof that the insurance has been procured and is in force and paid for, Landlord shall have the right, at Landlord's election and upon reasonable prior notice (unless the time required to give notice would result in the Demised Premises being uninsured, in which event Landlord shall give Tenant written notice of having obtained such insurance within three (3) business days thereafter) to procure and maintain such insurance. The premiums paid by Landlord shall be treated as added rent due from Tenant with interest at the Late Payment Rate, to be paid on the first day of the month following the date on which the premiums were paid. Landlord shall give Tenant prompt written notice of the payment of such premiums, stating the amounts paid and the names of the insurer or insurers, and interest shall run from the date of the notice.

               F. Evidence of Insurance. Not later than thirty (30) days after commencement of the term of this Lease, and before the expiration or other termination of Tenant's existing policies therefor, Tenant shall furnish Landlord with certificates evidencing the insurance Tenant is required to maintain under this Lease. Tenant may effect for its own account any insurance not required under this Lease. Tenant may provide the insurance required under this Lease by blanket insurance covering the Demised Premises and any other location or locations, provided that such insurance meets the requirements of this paragraph and contains separate allocated endorsements for the Demised Premises in the amounts required hereunder.

               G. Self Insurance. Tenant shall have the right to satisfy its insurance obligations under this Lease by means of self insurance, but only so long as Tenant shall have a net worth equal to the Minimum Net Worth Amount and such self insurance provides for loss reserves which are actuarially derived in accordance with accepted standards of the insurance industry and are accrued and funded in accordance with such standards. Tenant shall also have the right to provide insurance by means of insurance through MRI's self-insurance plan subject to the reasonable approval of Landlord.

               H. Landlord's Additional Insurance. The parties recognize that under some circumstances insurance policies obtained by Tenant will not protect Landlord. Accordingly, the parties agree that in addition to, and not in lieu of the insurance to be provided by Tenant under and pursuant to this Lease, Landlord shall also have the right to maintain at Landlord's expense liability insurance of the same form and as to the same limits provided under this Article IX. Such policy shall insure performance by Tenant of the indemnity provisions set forth in this Lease. However, the limits of said policy shall not limit the liability of Tenant hereunder.

               I. Indemnity. Tenant shall indemnify and hold harmless Landlord from and against any and all liability, claims, loss, damages, penalties, fines, causes of action and expenses arising from Tenant's occupation and use of the Demised Premises (except for claims arising from the gross negligence or willful wrongful conduct of Landlord), or from the conduct of Tenant's business or from any activity, work or things done, permitted or suffered by Tenant in or about the Demised Premises or elsewhere, and shall further indemnify and hold harmless Landlord from and against any and all claims arising from any breach or default in the performance of any obligation of Tenant's part to be performed under the terms of this Lease, or arising from any negligence of Tenant, or any of Tenant's agents, contractors, employees and invitees, and from and against all costs, reasonable attorneys' fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon; and in any case any action or proceeding be brought against Landlord by reason of any such claim, Tenant upon notice from Landlord shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord. Tenant (except for Landlord's negligent acts), as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons, in, upon or about the Demised Premises arising from any cause and Tenant hereby waives all claims in respect thereof against Landlord.

               J. Limitation of Landlord's Liability. Tenant hereby agrees that except for Landlord's gross negligence or willful wrongful conduct, Landlord shall not be liable for injury to Tenant's business or any loss of income therefrom or for damage to the goods, wares, merchandise or other property of Tenant, Tenant's employees, invitees, customers, or any other person in or about the Demised Premises, nor shall Landlord be liable for injury to the persons of Tenant's employees, agents or contractors or invitees, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of the roof, walls, foundations, floors, pipes, sprinklers, wires, appliances, plumbing, heating, air conditioning, electrical, gas or sewer systems, appliances and facilities, the personal property or from any other cause, whether the said damage or injury results from conditions arising upon the Demised Premises, or from other sources or places and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Tenant.

                                   X.  DESTRUCTION

               A.   Tenant's Duty to Repair  and Restore.   In case of  any
          casualty  which  results   in  damage  or   destruction  to   the
          improvements and/or the Demised Premises, Tenant will promptly give written notice thereof to Landlord. Tenant, at its sole cost and expense, shall either (i) restore, repair, replace or rebuild the same or construct new improvements, in either case in conformity with and subject to the conditions of this Lease; or
          (ii) demolish such improvements and regrade and restore the Demised Premises to a level building pad ready to receive new improvements (all of the foregoing collectively being sometimes referred to as the "Restoration").

                    1. Adjustment of Loss. All insurance proceeds, if any, paid on account of such damage or destruction, less the actual costs, fees and expenses, if any, incurred in connection with adjustment of the loss, shall be adjusted by and paid to Tenant; provided, if Tenant's Tangible Net Worth is then less than the Minimum Net Worth Amount and Landlord has not theretofore been paid the Restaurant Reconstruction Fee and the Demolition Fee provided in Article XI has not been deposited into escrow, all as provided in Article XI, then the insurance proceeds up to those amounts shall be paid to the Insurance Trustee on behalf of any Leasehold Mortgagee, Tenant and Landlord.

                    2. Use of Insurance Proceeds. The insurance proceeds which are payable to Tenant shall be held in trust by Tenant to pay for the cost of the Restoration. Upon completion of the Restoration, any excess insurance proceeds shall be retained by Tenant or paid to any Leasehold Mortgagee if permitted or required under its Leasehold Mortgage.

                         The insurance proceeds payable to the Insurance Trustee shall be held in trust until such time as Tenant has paid to Landlord the Restaurant Reconstruction Fee and deposited into escrow the Demolition Fee as provided in Article XI or until the Restoration has been completed, whichever first occurs.

                         Upon receipt by the Insurance Trustee of satisfactory evidence that either (i) the Restoration has been completed in the manner required under the terms of this Lease and has been paid for in full and that there are no liens of the character referred to therein, or (ii) Tenant has paid to Landlord the Restaurant Reconstruction Fee and deposited the Demolition Fee into escrow, any balance of the money at the time held by the Insurance Trustee shall be paid to Tenant or to any Leasehold Mortgagee.

               B. No Abatement of Rent. There shall be no abatement or reduction of rent by reason of the destruction or damage to the Demised Premises whether insured or uninsured, nor shall any such destruction or damage relieve Tenant of any of its obligations under the provisions of this Lease.

                  XI.  TENANT'S OBLIGATIONS REGARDING IMPROVEMENTS
                                AT END OF LEASE TERM

                    The parties acknowledge and agree that there is currently located upon the Demised Premises a building being utilized as a restaurant by Denny's, Inc. Tenant intends to demolish that building. If Tenant demolishes such building, then Tenant covenants and agrees that upon the termination of this Lease for any reason other than a default by Landlord, Tenant shall pay to Landlord, unless the same has theretofore been paid to Landlord pursuant to other provisions of this Lease, in cash, the greater of (i) One Million Dollars ($1,000,000) or (ii) an amount determined by multiplying One Million Dollars by a fraction, the numerator of which shall be the Index as of the date of the termination of this Lease and the denominator of which shall be the Beginning Index (the "Restaurant Reconstruction Fee").

                    Additionally, if the Demised Premises are at the time of the termination of this Lease improved with anything other than a sign and roadway, Tenant shall either (i) demolish the then existing improvements on the Demised Premises and restore the Demised Premises to a level building pad ready to receive new improvements, or (ii) pay to Landlord an amount equal to the amount required to demolish the then existing improvements on the Demised Premises and regrade and restore the Demised Premises to a level building pad ready to receive new improvements (the "Demolition Fee"). Provided, however, if the Demolition Fee has been theretofore deposited into escrow by Tenant pursuant to other provisions of this Lease, and Tenant shall elect option
          (ii), then upon termination of this Lease, the Demolition Fee shall be paid by escrow to Landlord without further instruction of Tenant, and Tenant shall have no further obligations to demolish the then existing improvements and restore the Demised Premises to a level building pad. On the other hand, if the Demolition Fee has theretofore been deposited by Tenant into escrow and at the end of the Lease Term the Demised Premises are returned to Landlord improved only with a sign and roadway or graded and ready for construction of new improvements, then all sums in such escrow shall be returned to Tenant without further instruction from Landlord.

                                   XII.  NO LIENS

                    Tenant agrees to pay promptly when due all bills for labor or materials in connection with said premises and not to cause or create liens or encumbrances against Landlord's title; and Landlord reserves the right to post and record notices of nonresponsibility in conformity with Nevada law. If any mechanic's, laborer's or materialman's lien shall at any time be recorded against the Demised Premises or any part thereof, Tenant, within thirty (30) days after notice to it of such lien or claim of lien, or within ten (10) days after commencement of foreclosure action thereon, shall cause the same to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise. If Tenant shall fail to cause such lien to be discharged as herein provided within the period aforesaid, then, in addition to any other right or remedy which Landlord may have under this Lease or otherwise, Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit or by bonding proceedings, and in any such event Landlord shall be entitled, if Landlord so elects, to defend the prosecution of an action for the foreclosure of such lien by the lienor and to pay the amount of any judgment in favor of the lienor with interest, costs and allowances included in such judgment, and recover such sums plus interest from Tenant as additional rent hereunder.

                                 XIII.  CONDEMNATION

                    If there is any taking of all or any part of the Demised Premises or any interest therein because of the exercise of the power of eminent domain, whether by condemnation proceedings, inverse condemnation, or otherwise, or if any transfer of any part of the Demised Premises or any interest therein is made in avoidance of the exercise of the power of eminent domain (all of the foregoing being hereinafter referred to as "taking") during the Lease term, the rights and obligations of the parties with respect to such taking shall be as provided in this Article XIII.

               A.   Total Taking.   If  there is  a taking  of all  of  the
          Demised Premises, this Lease shall terminate on the date of such taking.

               B. Partial Taking. If more than twenty-five percent (25%) of the total surface area of the Demised Premises shall be taken, then Tenant shall be entitled to elect to terminate this Lease. Tenant shall give written notice to Landlord of its election within 30 days after the date that Tenant has received notice of such taking.

               C.   Termination.  If this Lease is terminated in accordance
          with the provisions of this Article XIII, such termination shall become effective as of the date actual physical possession is taken by the condemnor. Subject to the applicable provisions of this Article XIII, the parties shall be released from all further liability hereunder, except that Tenant shall pay to Landlord all sums that it may be obligated to pay to Landlord to and including the effective date of termination plus the Restaurant Reconstruction Fee.

               D. Non-Termination. If this Lease is not terminated as provided in this Article XIII, the monthly rent shall be reduced in that proportion which the area of the portion of the Demised Premises taken bears to the total area of the Demised Premises immediately before the date of taking.

               E. Award. Landlord and Tenant shall mutually cooperate in prosecuting all proceedings necessary to obtain the highest possible award, and shall share in the award as follows:

                    In the event of a total taking, Landlord shall first be entitled to receive such portion of the award or awards as shall represent compensation for the value of the land, or the part thereof so taken, considered as vacant and unimproved, but taking into account the discounted rental value due and payable to Landlord through the end of the then current term of the Lease using for this purpose to compute rent the average increase in the Index from the Effective Date to the date of taking. In addition, if such amounts have not theretofore been paid to Landlord, then Landlord shall be paid an amount equal to the

          Restaurant Reconstruction Fee. If the award exceeds the amount allocated to Landlord as provided above, then Tenant shall then be entitled to receive the balance of the award. Provided, however, that Tenant shall be entitled to make a separate claim for and to receive compensation or damages for the unamortized cost of Tenant's leasehold improvements, and trade fixtures and equipment, and for removal and relocation costs.

                    In the event of a partial taking, Landlord shall be paid that portion of the award or awards with interest thereon, if any, paid by condemnor as shall represent compensation for the value of the land, or the part thereof so taken, plus consequential damages to the portion or portions of the Land not so taken, considered as vacant and unimproved and encumbered by this Lease. The remainder of the award or awards, if any, shall be paid to Tenant to be utilized and paid by Tenant in the same manner as insurance proceeds as provided in Article X.

                           XIV.  TENANT'S PARENT GUARANTEE

                    Tenant is currently a wholly-owned subsidiary of Mirage Resorts, Incorporated, a Nevada corporation ("MRI"). MRI is executing this Lease as a guarantor of Tenant's obligations hereunder, and by its execution of this Lease MRI hereby covenants and agrees to guarantee full, prompt and faithful performance by Tenant of all of its obligations to Landlord hereunder. Upon any default of Tenant hereunder not cured within the applicable time periods provided in Article XVI below, MRI will upon written demand of Landlord, immediately pay to Landlord the Rent or perform the other undertakings of Tenant hereunder regardless of whether Landlord has taken any steps to enforce any rights against Tenant to collect any of said sums or to enforce performance, and regardless of any other condition or contingency, together with any and all costs (including reasonable attorneys' fees) that may be paid or incurred by Landlord in enforcing any rights thereunder or hereunder.

                    The obligations, covenants, agreements and duties of MRI under this Guarantee shall in no way be affected or impaired by reason of the happening from time to time of any of the following with respect to this Lease, or any other document referred to therein or arising therefrom, either without notice to or the further consent of MRI:

                    1. The extension, in whole or in part of the time for the payment by Tenant of any sums owing or payable under the Lease, or of the time of performance by Tenant of any of its other obligations under the Lease or any other document referred to therein or arising therefrom;

                    2. The modification, amendment, renewal, extension, acceleration, or other change (whether material or otherwise) of any of the obligations of Tenant under the Lease or any other document referred to therein or arising therefrom;

                    3. Any failure, omission, delay or lack on the part of Landlord to enforce, assert or exercise any right, power or remedy conferred on Landlord in the Lease or any other document referred to therein or arising therefrom or otherwise;

                    4. The happening of any event of default under the Lease or any-other document referred to therein or arising therefrom;

                    5. The release of Tenant by operation of law from the performance or observance of any agreement, covenant, term or condition of the Lease or any other document referred to therein or arising therefrom; the taking and holding of security for the performance of the obligations guaranteed; and exchanging, enforcing, waiving and releasing any such security; and applying such security and directing the order or manner of sales thereof by Landlord as it in its discretion may determine; or

                    6.   Any  other  circumstances  that  might   otherwise
          constitute or result in a legal or equitable discharge of MRI.

                    MRI hereby waives any right to require Landlord to (a) proceed against Tenant, (b) proceed against or exhaust any security held from Tenant, or (c) pursue any other remedy in Landlord's power whatsoever.

                    MRI  hereby  waives  notice  of  acceptance  of   this
          Guarantee and notice of any obligations or liabilities contracted or incurred by Tenant, and presentment, demand, protest and notice of dishonor. MRI also waives any right of subrogation with respect to the liabilities and obligations of Tenant guaranteed hereunder until all such liabilities and obligations shall be satisfied in full. This Guarantee shall continue to be effective or be reinstated as the case may be, if at any time payment, or any part thereof of any amounts paid by Tenant under this Lease or any other document referred to therein or arising therefrom, is rescinded or must otherwise be restored or returned by Landlord upon the insolvency, bankruptcy or reorganization of Tenant or otherwise, all as though such payment had not been made.

                    No failure or delay on the part of Landlord in exer-cising any rights, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy, preclude any other or future exercise thereof or the exercise of any other right, power or remedy hereafter.

                    MRI agrees to pay reasonable attorneys' fees and all other costs and expenses which may be incurred by Landlord in the enforcement of this Guarantee, as the same may be determined by a court of competent jurisdiction.

                         (a)  MRI shall have  the option  to withdraw  this
          Guarantee at such time as both the following events have occurred and continue to exist as of the date of withdrawal of the
          Guarantee:   (i) Tenant has  constructed, completed,  opened for
          business and is operating a hotel of at least 2,000 guest rooms with appropriate casino and other public areas (the "Hotel") on lands adjoining the Demised Premises; and (ii) Tenant has achieved a Minimum Tangible Net Worth in an amount equal to the greater of (A) Two Hundred Million Dollars ($200,000,000) or
          (B) Two Hundred Million Dollars ($200,000,000) multiplied by a fraction, the numerator of which shall be the Index as of such date and the denominator of which shall be the Beginning Index ("Minimum Net Worth Amount"). In the event MRI elects to withdraw this Guarantee pursuant to this subparagraph (a) and Tenant's Tangible Net Worth thereafter falls below the Minimum Net Worth Amount, then concurrently with the decrease in Tenant's Tangible Net Worth, MRI shall either reinstate the Guarantee or shall pay to Landlord the then computed Restaurant Reconstruction Fee.

                         (b) MRI shall also have the option to withdraw this Guarantee at such time as Tenant's leasehold estate in the Demised Premises is held by a Qualified Tenant or a Qualified Hotel Tenant. Provided however, if the Qualified Tenant is not then operating the Hotel, it shall be a condition of the withdrawal of the Guarantee that the Restaurant Reconstruction Fee shall be concurrently paid to Landlord. Provided further, if thereafter the Tangible Net Worth of the Qualified Tenant or Qualified Hotel Tenant falls below the Minimum Net Worth Amount, then concurrently with the decrease in the Qualified Tenant's or Qualified Hotel Tenant's Tangible Net Worth below the Minimum Net Worth Amount, the Qualified Tenant or Qualified Hotel Tenant, as the case may be, shall pay to Landlord the then computed Restaurant Reconstruction Fee if not theretofore paid.

                    A Qualified Tenant shall be a tenant unaffiliated in any way with MRI, who then has a Tangible Net Worth equal to the Minimum Net Worth Amount and who has continuously had a Tangible Net Worth equal to the Minimum Net Worth Amount for at least the five (5) consecutive years previous to the MRI Guarantee withdrawal.

                    A Qualified Hotel Tenant shall be a tenant unaffiliated in any way with MRI, who then owns and operates the Hotel, who then has a Tangible Net Worth equal to the Minimum Net Worth Amount and who for the five (5) consecutive years previous to the MRI Guarantee withdrawal has continuously had a Tangible Net Worth equal to at least fifty percent (50%) of the Minimum Net Worth Amount.

                    "Tangible Net Worth" shall mean the total assets of the applicable entity (other than Intangible Assets) minus the total liabilities of the applicable entity determined in accordance with generally accepted accounting principles consistently applied ("GAAP") and as reflected on a quarterly or annual balance sheet of the applicable entity. "Intangible Assets" shall mean assets that are considered intangible assets under GAAP, including but not limited to customer lists, goodwill, copyrights, trade names, trademarks and patents, if any.

                    If MRI withdraws its Guarantee pursuant to subparagraph (a) above and if thereafter the Tangible Net Worth of the Tenant falls below the Minimum Net Worth Amount, and the Demised Premises are then improved with anything other than a sign and roadway, then concurrently with the decrease in Tangible Net Worth below the Minimum Net Worth Amount, MRI or the Tenant shall either concurrently deposit into escrow with a local Nevada bank selected by Landlord an amount equal to the then determined Demolition Fee or MRI shall reinstate the Guarantee.

                    If MRI withdraws its Guarantee pursuant to subparagraph (b) above and if thereafter the Tangible Net Worth of the Qualified Tenant, the Qualified Hotel Tenant, or the successor to either falls below the Minimum Net Worth Amount, and the Demised Premises are then improved with anything other than a sign and roadway, then concurrently with the decrease in Tangible Net Worth below the Minimum Net Worth Amount, the Qualified Tenant or Qualified Hotel Tenant or successor, as the case may be, shall concurrently deposit into escrow with a local Nevada bank selected by Landlord an amount equal to the then determined Demolition Fee.

                    No matter which party makes the escrow deposit, interest earned on the escrowed Demolition Fee shall be retained in escrow as additional security for the obligation to demolish any improvements on the Demised Premises and redeliver the Demised Premises at the end of the Lease Term as a level building pad as provided in Article XI. The depositor shall bear all costs to establish and maintain such escrow. Taxes owing on such earned interest shall be paid from accrued interest amounts held in escrow.

                    If MRI desires to withdraw its Guarantee in accordance with the foregoing provisions of this Article XIV, MRI shall concurrently provide to Landlord financial statements which shall disclose Tenant's then Tangible Net Worth or five (5) years of financial statements for the Qualified Tenant or Qualified Hotel Tenant, as the case may be. The information contained in such statements shall be consistent with financial information required to be filed or reported to gaming or tax authorities of the State of Nevada, or the Securities and Exchange Commission, which filings and reports shall be made available to Landlord for verification. Further, after withdrawal of the MRI Guarantee, Tenant, the Qualified Tenant, or the Qualified Hotel Tenant, as the case may be, shall be required to furnish Landlord not less often than annually with similar financial statements. Provided however, if in connection with the withdrawal of the MRI Guarantee or at any time after withdrawal of the MRI Guarantee, Landlord has reasonable doubts as to the net worth of the then tenant of the Demised Premises, Landlord shall have the right to require financial statements for such tenant prepared by such tenant and certified by independent third-party auditors which shall disclose such tenant's then Tangible Net Worth.

             XV.  ASSIGNMENT OF LEASE BY TENANT; LEASEHOLD ENCUMBRANCES

               A. Assignment. Except as provided below, until such time as Tenant has completed the Hotel on land adjoining the Demised Premises, and Tenant achieves and maintains a Tangible Net Worth greater than the required Minimum Net Worth Amount, Tenant shall have no right to assign, transfer, hypothecate or sublease ("Transfer") any or all of the Demised Premises without the prior written consent of Landlord which may be granted or withheld at Landlord's sole and uncontrolled discretion.

                    Notwithstanding the foregoing, Tenant shall have the right prior to the completion of the Hotel by Tenant, upon satisfaction of the conditions set forth in (a) through (d) of subsection 2 below, to Transfer this Lease without Landlord's prior written consent to (i) an Affiliate, (ii) a Qualified Tenant who assumes all of Tenant's obligations under this Lease and who concurrently pays to Landlord the required Restaurant Reconstruction Fee and deposits in escrow the then determined Demolition Fee if and to the extent such fees have not been theretofore paid or deposited, or (iii) a sublessee of the Demised Premises.

                    Following the completion of the Hotel, Tenant shall have the right to Transfer the Demised Premises or any part thereof on the following terms and conditions:

                    1. If the Transfer is a sublease or to an Affiliate or to a Qualified Tenant who is then operating the Hotel or to a Qualified Hotel Tenant, then Tenant shall, upon satisfaction of the conditions set forth in (a) through (d) of subsection 2 below, have the right to make any such Transfer without obtaining the prior written consent of Landlord;

                    2. On the other hand, if the Transfer is to a Qualified Tenant who is not then operating the Hotel or to a third party who does not meet any of the tests set forth in paragraph 1 above or this paragraph 2, such Transfer shall require the prior written consent of Landlord which may be withheld or granted in the sole discretion of Landlord, provided however, upon satisfaction of the conditions set forth in (a) through (d) of subsection 2 below, (i) if the transferee is a Qualified Tenant who is not then operating the Hotel, then if the Tenant or such Qualified Tenant transferee concurrently pays to

          Landlord the required Restaurant Reconstruction Fee and concurrently deposits in escrow the then determined Demolition Fee (to the extent such fees have not been theretofore paid or deposited), then the Transfer may be made without Landlord's prior consent; or (ii) if the transferee is not a Qualified Tenant then operating the Hotel, then the Transfer may also be made without Landlord's prior consent, if (A) the Tenant or such transferee concurrently pays to Landlord the required Restaurant Reconstruction Fee and concurrently deposits in escrow the then determined Demolition Fee (if such fees have not theretofore been paid or deposited) and (B) the transferor delivers to Landlord a written undertaking that if the transferee rejects the Lease in a bankruptcy proceeding, the transferor shall waive any claim that the Lease has thereby been terminated and shall remain liable for the Tenant's obligations under this Lease the same as if the transferee had simply breached the Lease and no bankruptcy had been filed. Provided further, if the Transfer is to a successor Qualified Tenant (i.e.: a second or later Qualified Tenant), whether or not such successor tenant is then operating the Hotel, the then tenant or such transferee shall (unless the same has been previously paid or deposited) be required to concurrently pay to Landlord the Restaurant Reconstruction Fee and deposit in escrow the Demolition Fee in which event the Transfer may be made without Landlord's prior consent. If such payment and deposit is not made, the Transfer shall require Landlord's prior written consent which shall not be unreasonably withheld.

                    In any event, each transferee must assume all of Tenant's obligations under this Lease.

                    No Transfer in accordance with this Article XV, shall relieve or release MRI of its obligations as guarantor of this Lease unless the conditions of Article XIV as to such release have been or are concurrently satisfied. No Transfer shall release Tenant and/or any successor Tenant of any obligations under this Lease, including but not limited to the obligations with respect to payments of the Restaurant Reconstruction Fee and the Demolition Fee to the extent not theretofore paid to Landlord or deposited in escrow as the case may be unless the transferee is either (i) a Qualified Tenant who is then operating the Hotel or a Qualified Hotel Tenant or (ii) a Qualified Tenant who is not operating the Hotel, and such Qualified Tenant concurrently pays to Landlord the required Restaurant Reconstruction Fee and deposits in escrow the then determined Demolition Fee if not theretofore paid.

                    In the event of any Transfer:

                         (a) Tenant shall give Landlord thirty (30) days prior notice of the proposed Transfer with appropriate documentation as to the proposed transferee's proposed use of the Demised Premises, the financial condition of the proposed transferee and its history, business description and qualifications to operate the improvements, and business reputation.

                         (b) The proposed transferee (other than a sublessee) shall assume all covenants and conditions to be performed by Tenant pursuant to this Lease accruing from and after the date of such Transfer by execution of an instrument in form and substance reasonably satisfactory to Landlord; provided, however, that the proposed transferee shall not be required to indemnify or defend Landlord against any liabilities or damages resulting from any breach by a prior Tenant. Upon consummation of any assignment of the leasehold estate, the assignee shall cause to be recorded in the official records of Clark County, Nevada, an appropriate instrument reflecting such assignment.

                         (c) No uncured Event of Default shall exist hereunder on the date of Transfer.

                         (d) Tenant shall have paid, or caused to be paid, to Landlord all reasonable costs and expenses incurred by Landlord in connection with the Transfer, if any, including without limitation all recording fees, transfer and other taxes, attorneys' fees, escrow fees and fees for title insurance and similar charges.

                         (e) Nothing contained in this subparagraph A shall be deemed to prohibit Tenant's right to create Leasehold Mortgages.

                    For purposes of this Lease, an Affiliate means any person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with Tenant or MRI. Control means the possession of the power, directly or indirectly, to determine the direction of the management and policies of a person, whether through ownership of voting securities, by contract, family relationship or otherwise.


               B. Leasehold Mortgages. Landlord and Tenant agree that, notwithstanding the provisions of subparagraph A above, Tenant shall have the right, without Landlord's consent (i) to mortgage or hypothecate Tenant's interest in this Lease, and any amendments thereto, to an institutional lender or lenders such as banks, savings associations, insurance companies or pension funds, or a group thereof ("Leasehold Mortgagee"), by a recorded mortgage, deed of trust, deed to secure debt, collateral assignment of lease or other similar instrument creating a lien or other encumbrance on Tenant's leasehold estate, as provided in Nevada Revised Statutes 107.025 (the "Leasehold Mortgage"); provided that no Leasehold Mortgage shall encumber Landlord's reversionary interest in the Demised Premises or Landlord's fee interest in the Demised Premises or have priority over or affect Landlord's fee or reversionary interest in the Demised Premises, and/or (ii) to pledge the stock of Tenant as security for any loan to be granted to Tenant by Leasehold Mortgagee.

                    Upon notice from Leasehold Mortgagee to do so, Landlord shall give to Leasehold Mortgagee copies of all notices of default at the same time as, and whenever, Landlord shall give the same to Tenant.

                    Prior to Landlord's exercise of any of its remedies under this Lease, including terminating this Lease or Tenant's right of possession hereunder, Leasehold Mortgagee shall have the right to remedy the default of Tenant under the Lease, or to cause the subject default under the Lease to be remedied within the time period, if any, provided hereunder for Tenant to do so, plus an additional ten (10) days in the case of a monetary default or an additional thirty (30) days in the case of a non-monetary default.

                    Landlord agrees to accept any required Tenant performance from Leasehold Mortgagee as if Tenant had tendered such performance, provided, however, that unless Leasehold Mortgagee otherwise agrees in writing, any performance or partial performance by Leasehold Mortgagee under the Lease shall not constitute an assumption of Tenant's obligations hereunder.

                    The exercise and non-exercise of remedies under the Leasehold Mortgage is solely at the election of Leasehold Mortgagee. If Leasehold Mortgagee elects to exercise any of such remedies by reason of Tenant's default under the Lease or the Leasehold Mortgage, Leasehold Mortgagee is not obligated to pursue such remedies if Tenant's defaults have been corrected or cured.

                    In the event of termination of the Lease for any reason other than expiration of the Lease Term, Landlord shall serve upon Leasehold Mortgagee written notice that the Lease has been terminated, together with a statement of any and all tenant defaults and amounts which would at that time be due under the Lease but for such termination, and of all other defaults, if any under the Lease then known to Landlord. Leasehold Mortgagee, if it or the group of lenders collectively then has a tangible net worth of at least the Minimum Net Worth Amount, and if it concurrently pays any and all amounts which would at that time be due under the Lease but for such termination and if it concurrently cures all other then existing defaults under the Lease ("Qualifying Leasehold Mortgagee"), shall thereupon have the option to obtain a new lease from Landlord in accordance with and upon the following terms and conditions:

                         (a) Upon the written request of Qualifying Leasehold Mortgagee, made within thirty (30) days after service upon such Qualifying Leasehold Mortgagee of such notice that the Lease has been terminated, Landlord shall enter into a new lease of the Demised Premises with such Qualifying Leasehold Mortgagee or with a designee of the Qualifying Leasehold Mortgagee, provided there is concurrently paid to Landlord, if not previously paid, the amount of the Restaurant Reconstruction Fee and the Demolition Fee;

                         (b) Such new lease shall be entered into at the reasonable cost of such Qualifying Leasehold Mortgagee, shall be effective as at the date of termination of the Lease, and shall be for the remainder of the term of the Lease and at the same rent and upon all the agreements, terms, covenants and conditions hereof including any applicable rights of renewal. Such new lease shall require the Qualifying Leasehold Mortgagee to perform any unfulfilled obligation of Tenant under the Lease which is reasonably susceptible of being performed by it. Upon the execution of such new lease, the Qualifying Leasehold Mortgagee shall (i) pay any and all sums which would at the time of the execution thereof be due under the Lease but for such termination, (ii) cure any default then susceptible of being cured, and (iii) pay all reasonable expenses, including reasonable counsel fees, court costs and other reasonable disbursements incurred by Landlord in connection with such defaults, termination, recovery of possession of the Demised Premises and the preparation, execution and delivery of such new lease. Upon the execution of such new lease, Landlord shall allow the Qualifying Leasehold Mortgagee an adjustment in an amount equal to any net income derived by Landlord from the Demised Premises during the period from the date of termination of the Lease to the date of execution of such new lease, if any.

                    Upon the exercise of any of the remedies contained in the Leasehold Mortgage by a Leasehold Mortgagee such that the interest of Tenant is foreclosed upon, sold, transferred or otherwise terminated by Leasehold Mortgagee, Landlord agrees:

                    1. That any such termination or transfer of Tenant's interest in the Lease shall not terminate the Lease, but the
          Lease shall be fully assignable to any one or more of the following: (1) a Qualifying Leasehold Mortgagee, or (2) a designee of a Qualifying Leasehold Mortgagee or a non-Qualifying Leasehold Mortgagee, but only if as a condition to such assignment to such designee or non-Qualifying Leasehold Mortgagee, the Leasehold Mortgagee or its designee shall pay to Landlord any then unpaid amount of the Restaurant Reconstruction Fee and the Demolition Fee as provided in Article XI. In any event, such assignee shall assume all of Tenant's obligations under the Lease;

                    2. To execute such reasonable instruments as may be necessary or desirable to evidence or effectuate the transfer described in the preceding subclause;

                    3.   Upon  the  request  of  the  Qualifying  Leasehold
          Mortgagee to execute a new lease with the Qualifying Leasehold Mortgagee upon the same terms and conditions as the Lease.

                    During such period of time as any Leasehold Mortgagee is actually the owner of Tenant's interest in the Lease, such Leasehold Mortgagee shall be liable to perform any of Tenant's obligations under the Lease. In the event that Leasehold Mortgagee shall at any time hold Tenant's interest under the Lease or any new lease entered into in replacement thereof then, upon any sale, transfer or assignment thereof by Leasehold Mortgagee to (i) a designated assignee or transferee, having a Tangible Net Worth in excess of the Minimum Net Worth Amount who assumes all of Tenant's obligations under the Lease, or (ii) if such designated assignee or transferee has a Tangible Net Worth in an amount of less than the Minimum Net Worth if Leasehold Mortgagee or such designee pays to Landlord the then unpaid amount of the Restaurant Reconstruction Fee and Demolition Fee, and such assignee also assumes all of Tenant's obligations under this Lease, then such transfer shall automatically release the Leasehold Mortgagee from any further liability under the Lease or any successor lease occurring after the date of such sale, transfer or assignment.

                    In the event that a trustee in bankruptcy, or Tenant as debtor-in-possession under the Federal Bankruptcy Code (the "Code"), as now or hereafter in effect, or any similar such officer or official shall exercise any right or power to reject the Lease under the provisions of the Code or any similar law, Landlord agrees that, if Leasehold Mortgagee can obtain the approval of the Bankruptcy Court having applicable jurisdiction over Tenant to the same prior to terminating the Lease, Landlord, at the option of Leasehold Mortgagee, will enter into a new lease with Leasehold Mortgagee or its nominee upon the terms and conditions of the Lease as provided hereinabove. Rejection of the Lease by Landlord or on Landlord's behalf under the Code shall not operate to terminate Leasehold Mortgagee's security in the Lease, but such interest shall attach to Tenant's rights to possession and other rights under the provisions of Section 365(h) of the Code.

                    Leasehold Mortgagee shall have the right, without Landlord's consent, to foreclose the Leasehold Mortgage or accept an assignment of Tenant's interest in this Lease in lieu of foreclosure of the Leasehold Mortgage pursuant to any loan documents or any applicable law. In the event Leasehold Mortgagee forecloses the Leasehold Mortgage, or accepts an assignment of the Lease in lieu of foreclosure of the Leasehold Mortgage pursuant to any loan documents or any applicable law, and in such event Leasehold Mortgagee acquires Tenant's interest in the Lease either as a purchaser at any foreclosure sale, or by reason of the assignment of the Lease in lieu of foreclosure, or otherwise, then Leasehold Mortgagee shall have the right to further assign the Lease subject to the terms of this Lease. Nothing in this Section shall limit compliance with any applicable notice and cure period requirements, or the right of Landlord to require performance hereunder during any foreclosure proceeding.

                    Landlord hereby consents to Tenant's grant to Leasehold Mortgagee of a security interest in any personal property of Tenant (for purposes of this Section, the "Personal Property Collateral") and recognizes that each and every right which Landlord now has or hereafter may have, either to levy upon such Personal Property Collateral or to claim or assert title to the Personal Property Collateral, whether under the Lease or the laws of the State of Nevada, or under any other applicable federal, state, municipal or local law, ordinance or otherwise, whether by reason of a default under the Lease or otherwise, shall be subject and subordinate in every respect to all of the terms, provisions and conditions of the Leasehold Mortgage as to such Personal Property Collateral and to the Leasehold Mortgagee's security interest in the Personal Property Collateral.

                    Leasehold Mortgagee may, without affecting the validity of this Section, extend the time of payment of any indebtedness of Tenant to Leasehold Mortgagee or alter the performance of any of the terms and conditions of any agreement between Tenant and Leasehold Mortgagee and any loan documents, without the consent of Landlord and without in any manner whatsoever impairing or affecting the Leasehold Mortgage or the security interest in Tenant's interest in the Demised Premises or the pledge of the stock of Tenant.

                    The provisions  of this  Section are  binding upon  and
          inure to the benefit of the parties hereto, their successors and assigns, including specifically a Leasehold Mortgagee, on its behalf and as agent for other lenders, and its successors and assigns. Any other lender (i) who makes a loan to Tenant, all or a portion of the proceeds of which are used to pay in full all amounts due to Leasehold Mortgagee, and (ii) whose loan is secured by a first priority security interest in Tenant's interest hereunder, shall thereafter be recognized as the "Leasehold Mortgagee," as shall any such subsequent generation refinancier.

                    Notwithstanding anything to the contrary contained herein, any time periods within which Leasehold Mortgagee is required to act hereunder shall be extended by a period equal to the time Leasehold Mortgagee is restrained from exercising its remedies under the Leasehold Mortgage pursuant to the automatic or any other stay provision or order or injunction issued or in force pursuant to the Code.

                    Notwithstanding anything contained herein to the contrary, Landlord retains the right to mortgage, pledge, hypothecate or otherwise assign as security all or any portion of Landlord's right, title and interest in and to the fee to the Demised Premises and improvements or arising under this Lease or pertaining to its reversionary estate.

                    When, under this Lease, Tenant is required to execute a document, Tenant shall also cause necessary ancillary documents to be executed and delivered to Leasehold Mortgagee (and/or any encumbrance holder) where necessary to fully effectuate the purposes hereof.

                               XVI.  DEFAULT; REMEDIES

               A. Events of Default. Should default be made in the payment of any of the rent or other obligations to be paid by Tenant hereunder when due, which failure shall continue for ten
          (10) days after written notice, or should Tenant or its officers, agents or employees violate any of the other terms, conditions or provisions of this Lease, which failure shall continue for thirty
          (30) days after written notice (unless the nature of the nonmonetary default is such that it cannot be cured within such thirty (30) days, in which event the 30-day period shall be extended for a period of time necessary to effectuate such cure conditioned upon Tenant's commencement of the cure within such 30-day period of time and its continuous and diligent effort to complete the cure as soon as reasonably practicable, or should Tenant vacate or abandon the leased premises or any part thereof, Landlord may, at Landlord's option at any time thereafter without terminating the Lease, perform such duty or obligation on Tenant's behalf and/or continue the Lease and recover rent as it becomes due, and/or re-enter and take possession of said premises, remove Tenant's signs and property therefrom, place Tenant's property in storage in a public warehouse at the expense and risk of Tenant, make any repairs, changes, alterations or additions in, to or on said premises which may be necessary or convenient, re-let said premises or any part thereof for the account of Tenant, on such terms, conditions and rentals as Landlord may deem proper. Tenant hereby waives any provisions of law otherwise limiting the foregoing provisions or any other rights now  or hereafter  given Tenant  by  law after  default.
          Further, Landlord may, at Landlord's option, at any time thereafter either terminate and cancel this Lease and Tenant's right to possession of the Demised Premises, or apply the proceeds that may be obtained from re-letting the premises after the deduction of costs and expenses as the rent due under this Lease, and hold Tenant liable for any balance of rent which may remain unsatisfied and unpaid. Additionally, Landlord may in the event of Tenant's default pursue any remedy now or hereafter available to Landlord under the Laws of Nevada.

                     If Landlord declares this Lease terminated, Tenant shall immediately surrender the Demised Premises to Landlord and Landlord may re-enter the Demised Premises by process of law, eject all parties in possession thereof therefrom and repossess said Demised Premises, in which event, Landlord shall have the right to recover from Tenant: (1) the worth at the time of the award of the unpaid rent that had been earned at the time of termination of this Lease; (2) the worth, at the time of the award, of the amount by which the unpaid rent that would have been earned after the date of termination of this Lease until the time of award exceeds the amount of loss of rent that Tenant proves could have been reasonably avoided; (3) the worth, at the time of the award, of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of the loss of rent that Tenant proves could have reasonably been avoided; (4) the then amount of the Restaurant Reconstruction Fee and the Demolition Fee; and (5) any other amount, and court costs, necessary to compensate Landlord for all detriment proximately caused by Tenant's default, including but not limited to the cost of recovering possession, expenses, of reletting including necessary renovation and alterations, Tenant concessions and brokerage fees. The term "the worth at the time of the award," as used in (1) and (2) of this subparagraph A above is to be computed by allowing interest at the Default Rate; the term "the worth, at the time of the award," as referred to in subparagraph (3) of this subparagraph A, is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco, California at the time of the award, plus one percent (1%), or the Default Rate, whichever is the lesser.

                    Time is of  the essence  of this  Lease.   All rent  in
          arrears and all amounts otherwise payable hereunder as if rent which are in arrears shall bear interest at the statutory rate then provided by law for unsatisfied judgments at the rate established pursuant to NRS 17.130 from their respective due dates until paid, provided that this shall in no way limit, lessen, or affect any claim for damages by Landlord for any breach or default by Tenant. In this latter connection, Tenant hereby acknowledges that late payment by Tenant to Landlord of rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any
          mortgage  or  trust   deed  covering  the   Demised  Premises.
          Accordingly, if any installment of rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within ten (10) days after notice to Tenant that such amount shall be due, then, without any requirement for notice to Tenant, and in addition to interest at the rate of two percent (2%) over then Bank of America prime rate of interest (the "Default Rate") on the amount unpaid from date due to date paid, Tenant shall pay to Landlord a late charge equal to three percent (3%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) installments of rent in any one (1) calendar year, then rent shall automatically become due and payable quarterly in advance, rather than monthly, notwithstanding any other provision of this Lease to the contrary.

               B. Impounds. In the event that a late charge is payable hereunder, whether or not collected, for three (3) installments of rent in any one (1) calendar year, Tenant shall pay to Landlord, if Landlord shall so request, in addition to any other payments required under this Lease, a monthly advance installment, payable at the same time as the monthly rent, as estimated by Landlord, for real property taxes on the Demised Premises which are payable by Tenant under the terms of this
          Lease. Such fund shall be established to insure payment when due, before delinquency of any or all such real property taxes. If the amounts paid to Landlord by Tenant under the provisions of this paragraph are insufficient to discharge the obligations of Tenant to pay such real property taxes as the same become due, Tenant shall pay to Landlord, upon Landlord's demand, such additional sums necessary to pay such obligations. All moneys paid to Landlord under this paragraph may be intermingled with other moneys of Landlord and shall not bear interest. In the event of a default in the obligations of Tenant to perform under this Lease, then any balance remaining from funds paid to Landlord under the provisions of this paragraph may, at the option of Landlord, be applied to the payment of any monetary default of Tenant in lieu of being applied to the payment of real property taxes.

                      XVII.  WAIVER OF CLAIMS AGAINST LANDLORD

                    Landlord shall not be liable and Tenant hereby waives any and all claims for damages which may arise by action of Landlord in re-entering and taking possession of the premises as herein provided, and all claims for damages which may result from injury to the premises or improvements thereon in connection therewith except for Landlord's gross negligence or willful wrongful actions.

                               XVIII.  ATTORNEYS' FEES

                    The prevailing party in any suit involving the rights, duties and obligations of the parties hereto under this Lease shall be entitled in any judgment so recovered to reasonable attorneys' fees to be fixed by the Court.

                                    XIX.  WAIVERS

                    Landlord's waiver of performance of any obligations of Tenant shall not be construed as a waiver of performance by Tenant due at any subsequent time under this Lease. No waiver shall be binding or effective between the parties and no change or modification of this Lease shall be effective unless the same is in writing and is signed by the parties hereto.

                                    XX.  SIGNAGE

                    Tenant shall  have the  right to  maintain at  its  own
          expense a lighted exterior tower sign on the Demised Premises and such other signs advertising its business on the Demised Premises of such color, size, form and location as it may desire; provided however, such signs shall at all times conform to the requirements of the governmental authorities having jurisdiction over the Demised Premises. Tenant shall at Landlord's election remove such existing signs at Tenant's sole cost on the expiration of this Lease and Tenant shall restore any damage to the remainder of the Demised Premises caused by such removal.

                        XXI.  INSPECTION OF DEMISED PREMISES

                    Landlord and its authorized agents shall be entitled to enter the Demised Premises at reasonable times after reasonable notice, except in case of emergency, for the following purposes: inspecting them, showing them to prospective purchasers, tenants and lenders, and posting such notices as may be required by law to protect Landlord's interest in the Demised Premises.

                              XXII.  ABANDONED PROPERTY

                    Any personal property of Tenant or any subtenant which shall remain on the Demised Premises after the termination of this Lease and the removal of Tenant and such subtenant from the Demised Premises may, at the option of Landlord, be deemed to have been abandoned by Tenant or such subtenant and either may be retained by Landlord as its property or be disposed of, without accountability, in such manner as Landlord may see fit. However, Landlord shall also have the right to require Tenant or any subtenant to remove any such personal property at any such time at Tenant's own cost and expense, provided that Landlord shall give Tenant written notice requesting the removal of the personal property of Tenant or such subtenant from the Demised Premises.

                         XXIII.  COVENANT OF QUIET ENJOYMENT

                    Landlord covenants and agrees that so long as Tenant shall comply with the terms and conditions of this Lease, it shall quietly and peaceably enjoy possession of the Demised Premises, free from any claims or interference with its possession and use of the Demised Premises by Landlord or any persons claiming under Landlord.

                                XXIV.  NONDISTURBANCE

                    In the event Landlord shall encumber its reversionary fee interest in the Demised Premises, such mortgage or trust deed shall contain a provision to the effect that the exercise of any remedies thereunder shall not affect the rights of Tenant or any Leasehold Mortgagee hereunder.

                                XXV.  BINDING EFFECT

                    The terms and conditions of this Lease shall bind and inure to the benefit of the parties hereto and their respective heirs, devisees, personal representatives, successors and assigns of the parties hereto.

                                   XXVI.  NOTICES

                    Rents are to be paid to Landlord and any notices or communications are to be directed to Landlord at the following address:

                         MKB Company,
                         a Nevada Limited Liability Company
                         c/o Jerome Mack
                         Thomas and Mack Company
                         2300 West Sahara Boulevard
                         Las Vegas, Nevada  89102

          and communications to Tenant shall be addressed as follows:

                         Beau Rivage
                         c/o Mirage Resorts, Incorporated
                         3400 Las Vegas Boulevard South
                         Las Vegas, Nevada 89109
                         Attention:  General Counsel's Office

          Either party may from time to time change the mailing address by written notice to the other. All notices shall be in writing and personally delivered or sent by certified U.S. mail, postage prepaid, return receipt requested.

                                XXVII.  GOVERNING LAW

                    This Lease shall be governed by the laws of the State of Nevada.

                            XXVIII.  HAZARDOUS MATERIALS

               A. Hazardous Materials. "Hazardous Materials" means and includes petroleum, asbestos, polychlorinated biphenyls, urea formaldehyde, and any flammable explosives, radioactive materials or hazardous, toxic or dangerous wastes, substances or related materials or any other chemicals, materials or substances, exposure to which is prohibited, limited or regulated by any federal, state, county, regional or local authority, including, but not limited to, substances defined as such in (or for purposes of) Comprehensive Environmental Response, Compensation, and Liability Act, as amended (42 U.S.C. Section 9601, et seq.); the Hazardous Materials Transportation Act (49 U.S.C. Section 1801, S& sec.); the Resource Conservation and Recovery Act (42 U.S.C. Section 6901, et seq.); and any so-called "Superfund" or "Superlien" law, or any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material.

               B. Hazardous Materials Laws. "Hazardous Materials Laws" means all federal, state and local environmental laws, ordinances and regulations relating to Hazardous Materials and applicable to the Demised Premises the violation of which would have a material adverse impact upon the Demised Premises.

               C. Landlord's Limited Warranty. As of the Effective Date, Landlord represents and warrants that it has not received any notices from applicable governmental authority of the existence of Hazardous Materials on the Demised Premises and that to its knowledge, but without any duty of investigation, it knows of no Hazardous Materials on the Demised Premises.

               D. Use of Hazardous Materials. Tenant shall keep and maintain the Demised Premises in compliance with any and all Hazardous Materials Laws. Tenant shall not cause or permit the use, generation, manufacture, storage or disposal on, under or about the Demised Premises, or the transportation to or from the Demised Premises, of any Hazardous Materials in violation of any Hazardous Materials Laws.

               E. Tenant's Indemnity Obligations. If Tenant breaches the obligations stated in subparagraph D above or if Hazardous Materials are used, generated, manufactured, stored or disposed of on, under or about the Demised Premises after the Effective Date, or enter upon or migrate onto the Demised Premises after the Effective Date from nearby properties, then Tenant shall at Tenant's cost and expense remove the same, and Tenant shall indemnify, defend and hold Landlord harmless from and against any and all damage, cost, loss, liability and expense (including reasonable attorneys' fees) which may be incurred by Landlord by reason of, resulting from, in connection with, or arising in any manner whatsoever as a result of the use, generation, manufacture, storage, disposal, release or migration of any such Hazardous Materials on or from or to the Demised Premises. Further, Tenant shall be responsible for the removal of all Hazardous Materials located on the Demised Premises, whether the existence of same occurred prior to or after the Effective Date, at its sole cost and expense and shall indemnify, defend and hold Landlord harmless from any and all damage, cost, loss, liability and expense (including reasonable attorneys' fees) which may be incurred by Landlord as a result of the existence of such Hazardous Materials.

                    Tenant's indemnity obligations shall include, but not be limited to, all liabilities, losses, claims, demands, penalties, fines, settlements, damages, response, remedial, closure or inspection costs, and any expenses (including, without limit, attorney and consultant fees, investigation expenses, and laboratory and litigation costs) of whatever kind or nature which are incurred by Landlord, and any personal injuries or property damages, real or personal, any violations of law or of orders, regulations, requirements, or demands of governmental authorities, and any lawsuit brought or threatened, settlement reached, or government order arising out of or in any way related to the existence of Hazardous Materials on the Demised Premises as of the Commencement Date or the use, generation, manufacture, storage, disposal, release or migration of Hazardous Materials on or onto the Demised Premises after the Commencement Date, including but not limited to remediation costs and third-party claims.

               F. Notice. Landlord agrees to give prompt written notice to Tenant with respect to any suit or claim initiated or threatened to be initiated against Landlord which Landlord has reason to believe is likely to give rise to a claim for indemnity hereunder, and Tenant shall promptly proceed to provide an appropriate defense, compromise, or settlement of such suit or claim at its sole expense; provided, however, that Landlord shall be entitled to participate in and approve such defense, compromise, or settlement which approval shall not be unreasonably withheld or delayed. If Tenant shall fail, however, in Landlord's reasonable judgment, to take reasonable and appropriate action to defend, compromise, or settle any suit or claim covered by Tenant's indemnity obligations described in this
          Article XXVIII, Landlord shall have the right promptly to hire counsel at Tenant's sole expense to carry out such defense, compromise, or settlement, which expenses, as well as payments in satisfaction, settlement or compromise of such suit or claim, shall be immediately due and payable to Landlord upon receipt by Tenant of an invoice therefor.

               G. Remediation by Tenant and Survival. Without limiting the foregoing, if Hazardous Materials exist on the Demised Premises as of the Commencement Date, or if Tenant, its agents, contractors, guests, invitees or Subtenants cause or permit Hazardous Materials to be used, generated, manufactured, stored, disposed of or released on the Demised Premises during the term of this Lease in violation of any Hazardous Material Laws, or if Hazardous Materials migrate onto the Demised Premises or offsite from the Demised Premises, Tenant shall promptly take all actions at its sole expense as are required by any environmental agency having jurisdiction to comply with all laws and regulations governing such use, generation, manufacture, storage, disposal or release of such Hazardous Materials and/or to remediate the condition created by such Hazardous Materials; provided that except in an emergency Landlord's approval of such actions shall first be obtained, which approval shall not be unreasonably withheld. The indemnities of Tenant provided in this Article XXVIII shall survive the expiration or earlier termination of this Lease and the assignment by Tenant of the leasehold estate created hereby. Provided however, if Landlord fails to assert a claim, suit or demand against Tenant pursuant to this
          Article XXVIII within two (2) years after the expiration or earlier termination of this Lease, then any and all obligations of Tenant pursuant to this Article XXVIII shall automatically cease and terminate. The covenants and undertakings of Tenant hereunder shall be binding upon Tenant's successors and assigns for the same two (2) year period.

               H. Disclosure. Within ten (10) business days after the receipt of written notice thereof, Tenant shall advise Landlord and Landlord shall advise Tenant, as the case may be, in writing of (i) any and all notices of enforcement or other governmental or regulatory actions pursuant to which cleanup or remediation of Hazardous Materials on the Demised Premises will be required, and
          (ii) all written claims made by any third party against Tenant or Landlord, as the case may be, or the Demised Premises relating to damage, contribution, cost recovery compensation, loss or injury resulting from Hazardous Materials on the Demised Premises. Tenant shall disclose to Landlord the names of each Subtenant whose business use under its Sublease includes the storage, use, manufacture, generation, or disposal of Hazardous Materials on the Demised Premises in amounts for which a permit is required to be obtained pursuant to applicable Hazardous Materials Laws or for which reports must be filed with governmental agencies.

               I. Inspection. Landlord and its agents shall have the right, but not the duty, at Landlord's sole cost and expense to conduct reasonable inspections of the Demised Premises, to determine whether Tenant (or its Subtenants) are complying with this Article XXVIII. Such inspections shall be performed during business hours, upon reasonable prior notice to Tenant, and shall be accomplished in a manner reasonably calculated not to disturb existing business operations of Tenant or any Subtenant. Landlord shall use its best efforts to minimize interference with the business of Tenant and Subtenants being conducted on the Demised Premises but shall not be liable for any reasonable interference caused thereby. If, as a result of any such inspection, Landlord determines, in its reasonable judgment, that Tenant or its Subtenants are not in compliance with this Article XXVIII, Landlord shall promptly notify Tenant in writing of the event or situation which gives rise to Tenant's or a Subtenant's violation of such Section. Unless Tenant's or a Subtenant's violation of this Article XXVIII creates an emergency situation, in which event Tenant shall immediately take such action as may be required by the nature of such situation to remedy the same and if Tenant fails to do so Landlord shall have the right to enter upon the Demised Premises and to take such action as Landlord deems appropriate in its reasonable judgment to remedy or correct such emergency situation, Tenant shall within sixty
          (60) days  after the  receipt of  notice of  such violation  from

          Landlord (provided that Tenant will, in any event proceed diligently), submit to Landlord a written plan setting forth a general description of the action that Tenant proposes to take with respect thereto. The plan shall be subject to Landlord's written approval, which approval shall not be unreasonably withheld or delayed. Landlord shall notify Tenant in writing of its approval or disapproval of the plan within fifteen (15) days after receipt thereof by Landlord. If Landlord disapproves the plan, Landlord's notice to Tenant of such disapproval shall include a detailed explanation of the reasons therefor. Landlord shall have no right to disapprove any plan if such plan is approved by or is otherwise satisfactory to all environmental agencies having and exercising jurisdiction with respect to the matters which are the subject of the plan; however, Tenant shall nonetheless provide a copy of such plan to Landlord. Within thirty (30) days after receipt of such notice of disapproval; Tenant shall submit to Landlord a revised plan that remedies the defects reasonably identified by Landlord as reasons for Landlord's disapproval of the initial plan. If Tenant fails to submit a revised plan to Landlord within said thirty (30) day period, such failure shall, at Landlord's option and upon notice to Tenant, constitute an "Event of Default" hereunder. If Landlord does not notify Tenant of its approval or disapproval of the revised plan within fifteen (15) days after the receipt thereof, the plan shall be deemed approved. Once any such plan is approved in writing or deemed approved by Landlord, Tenant shall promptly commence all action necessary to comply with all requirements and conditions imposed by all environmental boards or agencies having and exercising jurisdiction, and shall diligently and continuously pursue such action to completion in accordance with the terms thereof; provided that Tenant may commence such actions sooner or on such other timetable if required to do so by any such board or agency.

                    If Landlord's inspections of the Demised Premises reflect a violation by Tenant or a Subtenant of the provisions of this Article XXVIII which violation Landlord reasonably believes may have caused the Demised Premises or any part thereof to have become contaminated by Hazardous Materials, Landlord shall have the right to initiate testing of the Demised Premises to determine whether, or the extent to which such violation has in fact caused the contamination of the Demised Premises by Hazardous Materials. If such tests reveal that the Demised Premises are contaminated by Hazardous Materials, Landlord shall immediately deliver a copy of the test results to Tenant. Tenant shall thereafter comply with the terms and provisions of the preceding paragraph with respect to formulating a plan to remediate any such contamination.

               J. Governing Provisions for Environmental Matters. Notwithstanding any other provision of this Lease, this Article XXVIII shall supersede and take precedence over all other provisions of this Lease regarding environmental matters including, but not limited to, the indemnification of Landlord by Tenant.

               K. Survivability. Tenant's covenants and indemnities provided in this Article XXVIII shall survive the termination of this Lease and any Dispositions of the Demised Premises by Tenant.

                                XXIX.  MISCELLANEOUS

               A.   Time of Essence.  Time is of the essence of this Lease.

               B. Severability. The invalidity of any provision of this Lease as determined by a court of competent jurisdiction shall in no way affect the validity of the balance of this Lease or any other provision hereof.

               C. Monetary Obligations as Rent. All monetary obligations of Tenant hereunder shall be deemed to be rent.

               D. Nonmerger. If both Landlord's and Tenant's estates in the Demised Premises or the improvements or both become vested in the same owner, this Lease shall nevertheless not be destroyed by application of the doctrine of merger except at the express election of the owner.

               E. Estoppel Certificates. At any time and from time to time within 20 days after request by either party, the other party shall execute and deliver to the requesting party, or to such other recipient as the notice shall direct, a statement certifying that this Lease is unmodified and in full force and effect, or, if there have been modifications, that it is in full force and effect except as modified in the manner specified in the statement, and that there are no defenses or offsets claimed by the party making such statement other than those specified therein. The statement shall also state the dates to which the rent and any other charges have been paid in advance. The statement shall be such that it can be relied upon by any person specified in the request.

               F. Cumulative Remedies. The various rights, elections, and remedies of Landlord and Tenant contained in this Lease shall be cumulative, and no one of them shall be construed as exclusive of any of the others, or of any right, priority, or remedy allowed or provided for by law.

               G.   Successors.

                    1. The term "successors" is used herein in its broadest possible meaning and includes every person succeeding to any interest in this Lease or to the Demised Premises of Landlord or Tenant herein, whether such succession results from the act of a party in interest, occurs by operation of law, or as the effect of the operation of law together with the act or omission of such party.

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
                    2. No successor of Landlord's interest shall be entitled to receive rent payments until Tenant shall have been furnished with: (i) a notice signed by the transferor and transferee of such interest setting forth the name and address of the person or persons entitled to receive rent; and (ii) a photocopy of the deed or other instrument by which such interest passed.

                                  XXX.  BROKER FEES

                    Landlord and Tenant each represent and warrant to each other that no brokers have been involved in the negotiations leading to this Lease. Tenant agrees to hold Landlord free and harmless of and from any brokerage claims with respect to this transaction arising through the acts or omissions of Tenant. Landlord agrees to hold Tenant free and harmless from any brokerage claims with respect to this transaction arising through the acts or omissions of Landlord.

                   XXXI.  COVENANT OF GOOD FAITH AND FAIR DEALING

                    Landlord and Tenant acknowledge their duty to  exercise
          their  rights  and  remedies,   and  perform  their   obligations
          reasonably, in good faith and with fair dealing.

                  XXXII.  CONSENTS NOT TO BE UNREASONABLY WITHHELD

                    Wherever in this Lease the consent or approval of either Landlord or Tenant is required, such consent or approval shall not be unreasonably withheld or delayed.

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
                    IN WITNESS WHEREOF, said parties hereto have set their hands the day and year first above-written.

                    TENANT:                  BEAU RIVAGE, a
                                             Nevada corporation



                                             By:   HENRY M. APPLEGATE III
                                                   __________________________
                                             Its:  Asst. Treasurer



                                             MIRAGE  RESORTS,  INCORPORATED
                                             EXECUTES   THIS    LEASE    TO
                                             EVIDENCE  ITS  OBLIGATIONS  AS
                                             GUARANTOR PURSUANT TO AND  FOR
                                             THE  PURPOSES  SET  FORTH   IN
                                             ARTICLE XIV.

                                             MIRAGE RESORTS, INCORPORATED



                                             By:   BRUCE A. LEVIN
                                                   __________________________
                                             Its:  V.P. & General Counsel



                    LANDLORD:                MKB COMPANY, a Nevada
                                             Limited Liability Company


                                             By:   JEROME MACK
                                                   __________________________

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